UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Assurant, Inc.

(Name of Registrant as Specified In Its Charter)

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April 13, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”). The meeting will be held on May 18, 2006 at 9:30 a.m. in the Chelsea Room at the Millenium Hilton located at 55 Church Street, New York, NY 10007. The formal notice and proxy statement for this meeting are attached to this letter.

We hope you attend the Annual Meeting. Even if you currently plan to attend the meeting, however, it is important that you sign, date and return your enclosed proxy card, in the manner described on the proxy card, as soon as possible. You may still vote in person at the Annual Meeting if you desire by withdrawing your proxy, but returning your proxy card now will assure that your vote is counted if your plans change and you become unable to attend.

Your vote is important, regardless of the number of shares you own. We urge you to indicate your approval by voting FOR each of the matters indicated in the notice and described in the proxy statement.

On behalf of the Board of Directors, we thank you for your assistance.

Sincerely,

Robert B. Pollock

President and Chief Executive Officer

Assurant

J. Kerry Clayton

Vice Chairman of the Board

Former President and Chief Executive Officer

Assurant

Assurant, Inc.

One Chase Manhattan Plaza

41st Floor

New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 18, 2006

To the Stockholders of ASSURANT, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”) will be held in the Chelsea Room at the Millenium Hilton, 55 Church Street, New York, NY 10007 on May 18, 2006 at 9:30 a.m., local time, for the following purposes:

1. To elect four persons to our Board of Directors;

2. To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The proposals described above are more fully described in the accompanying proxy statement, which forms a part of this notice.

If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made.

The Board of Directors has fixed March 31, 2006 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of those stockholders will be available for inspection at the offices of Assurant located at One Chase Manhattan Plaza, 41st Floor, New York, NY 10005 commencing at least ten days before the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card, or submit your voting instructions in the manner described on the enclosed proxy card. If you choose to return the enclosed proxy card via United States mail, a return envelope that requires no postage for mailing in the United States is enclosed for this purpose. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors

Katherine Greenzang

Senior Vice President,

General Counsel and Secretary

April 13, 2006

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE.

i

ASSURANT, INC.

One Chase Manhattan Plaza

41st Floor

New York, NY 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 18, 2006

This proxy statement is furnished to stockholders of Assurant, Inc. (which we sometimes refer to in this proxy statement as “Assurant” or the “Company”) in connection with the solicitation by the Board of Directors of Assurant of proxies to be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held in the Chelsea Room of the Millenium Hilton, 55 Church Street, New York, NY 10007 on May 18, 2006, at 9:30 a.m. or at any adjournment or postponement thereof. We expect to mail the proxy solicitation materials for the Annual Meeting on or about April 13, 2006.

The principal solicitation of proxies for the Annual Meeting is being made by mail. Officers, directors and employees of Assurant, none of whom will receive additional compensation therefor, may also solicit proxies by telephone or other personal or electronic contact. We have retained Mellon Investor Services LLC to assist in the solicitation of proxies for an estimated fee of $3,750 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

A stockholder may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form, unless revoked, will be voted in accordance with the instructions given thereon. If no instructions are given, the shares will be voted in favor of Proposals One and Two described in this proxy statement.

Only stockholders of record at the close of business on March 31, 2006, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. As of the close of business on that date, 129,436,161 shares of our Common Stock, par value $0.01 per share (the “Common Stock”), were outstanding. Common Stock holders will each be entitled to one vote per share of Common Stock held by them. In addition, on the record date, we had 24,160 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), outstanding and entitled to vote on all matters to be voted upon at the Annual Meeting. All shares of Preferred Stock are held of record by Robert S. DeLue and Rita DeLue, as trustees of The Robert S. and Rita DeLue 1995 Revocable Family Trust. The holders of Preferred Stock are entitled to one vote per share of Preferred Stock held by them and vote with the holders of Common Stock as a single class, and not as a separate class.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.

The election of each of the director nominees under Proposal One requires that each director be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote at the

Annual Meeting. The approval of Proposal Two requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are not considered “votes cast,” so they will be disregarded when calculating the votes cast for and against Proposal One, and therefore, will have no legal effect with respect to the vote on Proposal One. For purposes of determining approval of Proposal Two, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” Proposal Two.

A broker non-vote will be deemed “not entitled to vote” on the proposal for which the non-vote is indicated and will, therefore, have no legal effect on the voting for Proposal One and Proposal Two.

STOCK PERFORMANCE GRAPH

The following chart compares the total stockholder returns (stock price increase plus dividends) on our Common Stock from February 4, 2004 (the date of the initial public offering of our Common Stock) through December 31, 2005 with the total stockholder returns for the S&P 400 Midcap Index, as the broad equity market index, and the S&P 400 Multi-Line Insurance Index and S&P 500 Multi-Line Insurance Index, as the published industry indexes. The graph assumes that the value of the investment in the Common Stock and each index was $100 on February 4, 2004 and that all dividends were reinvested.

Comparison of Five-Year Cumulative Total Returns

Total Return to Shareholders

(includes reinvestment of dividends)

INDEXED RETURNS

	Base Period 4 Feb 04	Quarter Ending
Company / Index		Mar 04	Jun 04	Sep 04	Dec 04	Mar 05	Jun 05	Sep 05	Dec 05
ASSURANT INC	100	114.32	120.24	118.82	139.94	154.69	166.08	175.47	200.87

S&P 400 MIDCAP INDEX	100	103.97	104.98	102.78	115.27	114.81	119.71	125.55	129.75

S&P 500 MULTI-LINE INSURANCE INDEX	100	102.03	102.84	97.85	97.20	84.77	89.54	96.14	105.73

S&P 400 MULTI-LINE INSURANCE INDEX	100	102.15	104.12	97.28	107.80	111.18	118.63	125.49	128.89

QUARTERLY RETURN PERCENTAGE

	Quarter Ending
Company / Index	Mar 04	Jun 04	Sep 04	Dec 04	Mar 05	Jun 05	Sep 05	Dec 05
ASSURANT INC	14.32	5.18	-1.18	17.77	10.54	7.37	5.66	14.47

S&P 400 MIDCAP INDEX	3.97	0.97	-2.10	12.16	-0.40	4.26	4.88	3.34

S&P 500 MULTI-LINE INSURANCE INDEX	2.03	0.80	-4.86	-0.67	-12.79	5.62	7.38	9.98

S&P 400 MULTI-LINE INSURANCE INDEX	2.15	1.93	-6.57	10.82	3.13	6.70	5.79	2.71

EXECUTIVE OFFICERS

The table below sets forth certain information concerning each person deemed to be an executive officer of the Company. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Age	Positions
Robert B. Pollock	51	President, Chief Executive Officer and Director*

Philip Bruce Camacho	48	Executive Vice President and Chief Financial Officer

Lesley Silvester	59	Executive Vice President

Jerome A. Atkinson	56	Executive Vice President and Chief Compliance Officer

Alan W. Feagin	59	Executive Vice President; President and Chief Executive Officer of Assurant PreNeed

Donald Hamm	51	Executive Vice President; President and Chief Executive Officer of Assurant Health

John B. Owen	45	Executive Vice President; President and Chief Executive Officer of Assurant Specialty Property

Michael J. Peninger	51	Executive Vice President; President and Chief Executive Officer of Assurant Employee Benefits

S. Craig Lemasters	45	Executive Vice President; President and Chief Executive Officer of Assurant Solutions

Katherine Greenzang	42	Senior Vice President, General Counsel and Secretary

Christopher Pagano	42	Senior Vice President; President and Chief Investment Officer of Assurant Asset Management

John A. Sondej	41	Senior Vice President, Controller and Principal Accounting Officer

*	On March 17, 2006, J. Kerry Clayton retired as our Chief Executive Officer and began serving as Vice Chairman of the Board of Directors and Robert B. Pollock became President, Chief Executive Officer and Director of the Company.

Robert B. Pollock, President, Chief Executive Officer and Director. Biography available under “PROPOSAL ONE—ELECTION OF DIRECTORS.”

Philip Bruce Camacho, Executive Vice President and Chief Financial Officer. Mr. Camacho has been our Executive Vice President and Chief Financial Officer since July 2005. Prior to that, Mr. Camacho served as President of Assurant Solutions from August 2000 to July 2005 and Chief Executive Officer of Assurant Solutions from January 2003 to July 2005. Prior to his appointment as President of Assurant Solutions, Mr. Camacho served as Executive Vice President for Sales and Marketing of Assurant Group (the predecessor of Assurant Solutions). Mr. Camacho joined American Bankers Insurance Group, a subsidiary of the Company, in 1990 as Vice President of Information Systems and held various positions with the Company between 1990 and 1999. At the time of the Company’s acquisition of American Bankers, he was Executive Vice President, Investor Relations, with responsibility for investor relations, legal and regulatory affairs, marketing services, licensing, state filings and client administration. A certified public accountant, before joining American Bankers, Mr. Camacho worked as an accountant with PricewaterhouseCoopers LLP, specializing in insurance in the United States, United Kingdom and the Caribbean.

Lesley Silvester, Executive Vice President. Ms. Silvester has been our Executive Vice President since January 2001. From 1996 to 1999, she served as Director, Group Management Development for the Fortis Group in Brussels (the group of companies owned and/or jointly controlled by our former parent companies, Fortis N.A. and Fortis SA/NV). Since returning to the United States in 1999, Ms. Silvester has had responsibility for Human

Resources for the Company and between 2001 and 2005, assumed Executive Management Committee responsibility for Assurant PreNeed. Ms. Silvester’s professional career spans more than three decades, much of which has been in the insurance industry in human resources management, organization development and strategy. Ms. Silvester’s experience includes 20 years in different parts of the Company in the United States and with Fortis in Europe, focusing recently on world-wide senior management development, company learning, human resources strategy and post-merger integration. Ms. Silvester is a Graduate Member of the Institute of Personnel Management in the United Kingdom and holds both her F.L.M.I. and American Compensation Association Certification.

Jerome A. Atkinson, Executive Vice President and Chief Compliance Officer. Jerome A. Atkinson has been Executive Vice President and Chief Compliance Officer of Assurant since July 2005. From June 2001 to July 2005, he served as Executive Vice President, General Counsel and Chief Compliance Officer of Assurant Solutions. Prior to that, he served as Senior Vice President, General Counsel and Secretary of Assurant from June 1996 to June 2001. Mr. Atkinson began his career with the Company in 1988 with American Security Group (a predecessor of Assurant Solutions) as Assistant Vice President and Senior Staff Attorney before being promoted to Senior Vice President, General Counsel and Secretary. A member of the Washington, D.C., Georgia, Michigan and New York bars, Mr. Atkinson began his legal career in the Ford White House, first as a Staff Attorney and then as Deputy General Counsel for the Special Assistant to the President for Consumer Affairs. Mr. Atkinson has served on the Boards of Avado Brands, Inc., Acme Continental Credit Union and the Consumer Credit Insurance Association and the executive committee of the Alliance for Consumer Credit Insurance Education. He currently serves as a trustee of the Georgia Tech Foundation, Inc. and has previously served as a member of the Georgia Tech College of Management Advisory Board.

Alan W. Feagin, Executive Vice President; President and Chief Executive Officer, Assurant PreNeed. Mr. Feagin is President and Chief Executive Officer of Assurant PreNeed and Vice-Chairman and Chief Executive Officer of American Memorial Life Insurance Company, a subsidiary of Assurant, positions he has held since January 1995. Mr. Feagin joined United Family Life Insurance Company (now part of Assurant PreNeed) in 1989 as Senior Vice President, Marketing. He also served as Senior Vice President of Sales of United Family Life before being named President and Chief Executive Officer of Assurant PreNeed in 1995. Mr. Feagin has more than 20 years of experience in the marketing, advertising and sales arenas, beginning his career in the soft drink industry. He has served in various senior marketing positions with the McCann-Erickson advertising agency, RJ Reynolds Industries and Canada Dry/Sunkist Corporation prior to joining the Company.

Donald Hamm, Executive Vice President; President and Chief Executive Officer, Assurant Health. Mr. Hamm has been President and Chief Executive Officer of Assurant Health since January 2003. Mr. Hamm first joined Assurant Health in 1982, holding several executive positions until 1993. He then worked as a principal with William M. Mercer, as a consultant with Tillinghast-Towers Perrin and as Vice President of the Southeast Region for Blue Cross/Blue Shield of Wisconsin prior to rejoining Assurant Health in 1999 as Chief Financial Officer. Mr. Hamm is a Fellow in the Society of Actuaries, a member of the American Academy of Actuaries and a Fellow of the Life Management Institute.

John B. Owen, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property. John B. Owen has been Assurant Specialty Property’s President and Chief Executive Officer since July 2005. From 2003 to 2005, Mr. Owen served as Executive Vice President and Chief Operating Officer for Assurant Solutions’ specialty property business and previously served as the Company’s Chief Information Officer. He joined Assurant in November 1998 as Senior Vice President, Information Technology. Before joining Assurant, Mr. Owen served as Vice President, Global Systems Development, with Citicorp Credit services where he was responsible for developing and implementing systems and operations plans for Citicorp’s global credit services.

Michael J. Peninger, Executive Vice President; President and Chief Executive Officer, Assurant Employee Benefits. Mr. Peninger has been President and Chief Executive Officer of Assurant Employee Benefits since January 1999. Mr. Peninger began his career at Northwestern National Life in 1977 as an actuary. He then joined Assurant Employee Benefits in 1985 as a corporate actuary and held various positions within the Company. In 1991, Mr. Peninger was appointed Senior Vice President and Chief Financial Officer and in 1993

he became Senior Vice President of Finance and Claims of Assurant Employee Benefits. In 1998, Mr. Peninger was appointed Executive Vice President. Mr. Peninger is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions. S. Craig Lemasters has been Assurant Solutions’ President and Chief Executive Officer since July 2005. From 2003 to 2005, Mr. Lemasters served as Executive Vice President and Chief Operating Officer for the consumer protection business line of Assurant Solutions. Between 1987 and 1998, he served as a Channel Executive and Marketing Manager for various American Bankers businesses. After two years as Executive Vice President with Reliance Integramark, Mr. Lemasters rejoined Assurant in August 2000 as Group Senior Vice President, International Channel and was promoted to Executive Vice President and Chief Marketing Officer in June 2001.

Katherine Greenzang, Senior Vice President, General Counsel and Secretary. Ms. Greenzang has been Senior Vice President, General Counsel and Secretary since June 2001. Ms. Greenzang joined the Company in August 1994 as Corporate Counsel. She was named Assistant Vice President and Corporate Counsel in 1995 and Vice President, Corporate Counsel in 1996 before assuming her current position. Prior to joining the Company, Ms. Greenzang worked as an associate at Dewey Ballantine LLP. She is a member of the American Bar Association, the New York State Bar Association and the Association of Corporate Counsel.

Christopher Pagano, Senior Vice President; President and Chief Investment Officer, Assurant Asset Management. Mr. Pagano has been President and Chief Investment Officer of Assurant Asset Management, a division of the Company, since January 2005. Mr. Pagano joined the Company in 1996 and served as Vice President Portfolio Manager of the Fortis Advisers division until 2001. He then served as Executive Vice President of Assurant Asset Management until January 2005. Prior to joining Assurant, Mr. Pagano served as Vice President at Merrill Lynch, where his last role was as government strategist in Global Fixed Income Research.

John A. Sondej, Senior Vice President, Controller and Principal Accounting Officer. Mr. Sondej has been Senior Vice President and Controller of the Company since January 2005. He is currently responsible for managing several functional departments at the Company, including SEC Reporting and Compliance, Sarbanes-Oxley Section 404 Compliance, Accounting Policies & Procedures, Budgeting & Analysis, and Corporate Accounting. Mr. Sondej joined Assurant in 1998 as Assistant Vice President & Assistant Controller. He was named Vice President & Assistant Controller in January 2001 and Controller in April 2001. Prior to joining Assurant, Mr. Sondej worked for Reliance Insurance Group as Assistant Vice President & Director of Financial Audit from 1994 to 1997. Previously, he worked at KPMG from 1987-1994, where he held the position of Senior Audit Manager. Mr. Sondej is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

DIRECTORS

As of March 17, 2006, we have eleven directors. Seven of our directors, listed below, are continuing in office. The four directors nominated for re-election as directors at the Annual Meeting to serve until the 2009 annual meeting are listed in “PROPOSAL ONE—ELECTION OF DIRECTORS”.

Directors Continuing in Office

The following persons serve in Class III and their term as a director of Assurant will expire in 2007:

Michel Baise, Director. Mr. Baise, age 57, has been a member of our Board of Directors since October 2003. In January 2005, Mr. Baise was appointed Member of the Board and Chief Financial Officer of Millenniumbcp Fortis Grupo Segurador, a company in which Fortis International (an affiliate of our former parent companies) holds 51% of the share capital. He was previously General Manager, Finance of Fortis Group and had held this position since 1994. From 1989 to 1994, Mr. Baise worked for Société Générale de Belgique, as Advisor in the Industrial Subsidiaries and Strategy Division. Between 1982 and 1989, Mr. Baise served in various management positions and as a member of the Executive Committee of the Belgian Bank in Hong Kong and Belgium. This was preceded by assignments at the European Asian Bank as Credit Manager in Hamburg, Germany from 1981 to mid-1982, and Operations Manager in Singapore from 1977 to 1980. Mr. Baise began his career in 1972 as a management trainee at Générale Bank, later named Fortis Bank, and held various positions there including Deputy Manager of the Bills Department until 1977. Until March 2005, Mr. Baise was Director and Chairman of Fortis Finance, a subsidiary of Fortis Insurance N.V., one of our significant stockholders. Mr. Baise is currently Director and Chairman of various financing vehicles including Fortfinlux SA, FGF Lux SA, Fortinvestlux SA in Luxemburg and Fortis Capital Company, Ltd. in Jersey, Wales.

Howard L. Carver, Director. Mr. Carver, age 61, has been a member of our Board of Directors since March 2002. Mr. Carver retired as an Office Managing Partner of Ernst & Young in June of 2002. Mr. Carver’s career at Ernst & Young spanned five decades, beginning as an auditor and a financial consultant. He later became the director of insurance operations in several Ernst & Young offices, and served as Regional Director of insurance operations, Associate National Director of insurance operations, Co-Chairman of Ernst & Young’s International Insurance Committee and was a member of the Ernst & Young National Insurance Steering Committee. He currently is a director and chairs the audit committee of Open Solutions and is a director and has served on the audit and trust administration committees of StoneMor Partners LP since August 2005. Until March 2004, he chaired the audit committee of the Phoenix National Trust Company, a wholly owned subsidiary of the Phoenix Group. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves on the boards and/or finance committees of several civic/charitable organizations.

Allen R. Freedman, Director. Mr. Freedman, age 66, has been a member of our Board of Directors since its inception in 1979. Mr. Freedman is currently the owner and principal of arfreedman&co, a corporate strategy development firm and is the former Chairman and Chief Executive Officer of the Company, where he served as Chief Executive Officer until May 2000 and Chairman until his retirement in July 2000. In 1979, Mr. Freedman became the Company’s President and first employee, initiating the Company’s initial strategy and orchestrating its growth over the next 21 years. He began his career in 1964 as a tax lawyer, and a year later, he joined the Internal Revenue Service’s Office of the Chief Counsel. Mr. Freedman served as Vice President of D.H. Magid & Co. from 1967 to 1970. From there, he served as Vice President of Irving Trust Company (now Bank of New York). In 1975, Mr. Freedman became Executive Vice President and Treasurer of Lewis R. Eisner & Co., where he managed the creation of what is now Assurant in the United States, along with several other investments made by predecessors of Assurant. Beginning in 1978, he initiated and supervised most aspects of Assurant’s U.S. operations. Since his retirement as Chairman and Chief Executive Officer of the Company, he has served as a Director of StoneMor Partners LP (formerly Cornerstone Family Services), Chairman of its audit committee and a member of its investment committee. He is also Chairman of the Board of Directors of Indus International, Inc. and serves as Chairman of its compensation committee. Mr. Freedman is a member of the

Board of Directors of Loring Ward International Ltd., a Canadian company and chairs its compensation committee. He also serves on the Board of Directors of the Association of Audit Committee Members, Inc.

The following persons serve in Class I and their term as a director of Assurant will expire in 2008:

John Michael Palms, PhD., D.Sc., (Hon), LHD, (Hon), Chairman of the Board. Dr. Palms, age 70, has been a member of our Board of Directors since March 1990 and became Chairman in October 2003. Dr. Palms is a Distinguished University Professor and Distinguished President Emeritus at the University of South Carolina. He served as the President of the University of South Carolina from 1991 until his retirement in 2002. Earlier in his career, Dr. Palms served as President of Georgia State University, held the Charles Howard Candler Professor of Physics Chair at Emory University and served as Vice President for Academic Affairs. Dr. Palms currently serves on the Boards of the Computer Task Group, The GEO Group, Inc., Simcom International and is the Chair of Exelon Corporation’s audit committee. He is also Chairman of the Board of the Institute for Defense Analyses. In the past, Dr. Palms has been a member of various additional company committees and boards including the University of South Carolina’s Educational and Development Foundation Boards, Spoleto Festival Board, NationsBank of the Carolinas’ audit committee, the audit committee of the Board of Directors of Carolina First Bank, the Mynd Corporation’s compensation committee, and Chair of PECO Energy’s nuclear committee. Dr. Palms has also been a member and Chairman of the Board of Maroon Biotechnology Corporation since June 2005 and until March 2006, was a member of the Board of the Ometric Corporation.

J. Kerry Clayton, Vice Chairman of the Board of Directors*. Mr. Clayton, age 60, began serving as Vice Chairman of the Board of Directors on March 17, 2006 upon his retirement from Assurant. Mr. Clayton served as Chief Executive Officer of Assurant from May 2000 to March 17, 2006 and as our President from May 2000 to July 2005. He has been a member of our Board of Directors since March 1999. From 1993 to 1999, Mr. Clayton served as Executive Vice President of the Company with a variety of responsibilities. From 1985 to 1993, Mr. Clayton served as President of Fortis Benefits Insurance Company (now known as Union Security Insurance Company), which acquired and combined the operations of Western Life Insurance Company, St. Paul Life Insurance Company and the Group Division of Mutual Benefit Life. He also served as Senior Vice President, Finance of the Company from 1981 to 1985. From 1970 to 1980, Mr. Clayton held various positions with American Security Group, now a part of Assurant Solutions, which was acquired by the Company in 1980. Mr. Clayton has served as trustee of Joyce Theater Foundation since September 2005.

Dr. Robert J. Blendon, Sc.D., Director. Dr. Blendon, age 63, has been a member of our Board of Directors since March 1993. Dr. Blendon has been a professor of Health Policy at Harvard University’s School of Public Health and a professor of Political Analysis at Harvard University’s Kennedy School of Government since 1987. Previously, he served as Vice President of The Robert Wood Johnson Foundation.

Beth L. Bronner, Director. Ms. Bronner, age 54, has been a member of our Board of Directors since January 1994. Ms. Bronner is currently Senior Vice President and Chief Marketing Officer of Jim Beam Brands, a division of Fortune Brands. Prior to joining Jim Beam Brands in 2003, Ms. Bronner was a Partner at LERA Consulting in Chicago. Prior to joining LERA Consulting in 2002, Ms. Bronner was the President and Chief Operating Officer of ADVO, Inc., the nation’s largest full-service targeted direct mail marketing company. Before joining ADVO, Inc. in 2000, Ms. Bronner was President of the Health Division at Sunbeam Corporation. She has also served as Senior Vice President and Director of Marketing of North American Consumer Banking at Citibank, N.A. and Vice-President of Emerging Markets for AT&T Company. Since 1993, she has been a member of the Board of Directors of The Hain-Celestial Group Inc., and has chaired its compensation committee. Ms. Bronner also serves on the Board of Directors of Cool Brands, Inc, a Canadian company and until February 2006, she served on the Board of Directors of Reddy Ice Holding Company. Additionally, Ms. Bronner is a member of the boards of several charitable organizations such as the Cradle Foundation and the Board of Trustees of the Goodman Theater in Chicago. She is a former trustee of the New School in New York City.

*	Mr. Clayton will serve as Vice Chairman of the Board of Directors until the earlier of the end of 2006 or the appointment of his successor. The Board of Directors does not plan to appoint another Vice Chairman to succeed Mr. Clayton and does plan to appoint an independent director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and paragraphs provide, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding Common Stock as of February 15, 2006, (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the Securities and Exchange Commission (the “SEC”)), and (b) the percentage of all outstanding shares represented by such ownership as of February 15, 2006 (based on an outstanding share amount of 130,092,472 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class

Fortis Insurance N.V. (1)	22,999,130	17.7%

FMR Corp. (2)	12,521,679	9.6%

JPMorgan Chase & Co. (3)	12,400,461	9.5%

T.Rowe Price Associates, Inc. (4)	8,432,750	6.5%

(1)	Fortis Insurance N.V., Archimedeslaan 6, 3584 BA, Utrecht, The Netherlands, filed a Schedule 13G/A on February 10, 2006, with respect to the beneficial ownership of 22,999,130 shares, representing 17.7% of our Common Stock, as of February 15, 2006.

(2)	FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, filed a Schedule 13G/A on February 14, 2006, with respect to the beneficial ownership of 12,521,679 shares. This represented 9.6% of our Common Stock as of February 15, 2006.

(3)	JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017, filed a Schedule 13G/A on February 8, 2006, with respect the beneficial ownership of 12,400,461 shares. This represented 9.5% of our Common Stock as of February 15, 2006. JPMorgan Chase & Co. has indicated that it filed this Schedule 13G/A on behalf of the following wholly-owned subsidiaries: J.P. Morgan Chase Bank, National Association, J.P. Morgan Investment Management, Inc., J.P. Morgan Trust Company, National Association, J.P. Morgan Fleming Asset Management (UK) Limited, Bank One Trust Co., N.A., and J.P. Morgan Investment Advisors, Inc. During 2005, several entities we believe to be affiliated with JP Morgan Chase & Co. provided various financial services to Assurant, including services such as acting as a dealer under our commercial paper facility and as a lender under our revolving credit facility and providing cash management, underwriting, custody and broker-dealer services. We have also provided various insurance products to entities we believe to be affiliated with JP Morgan Chase & Co. In addition, since 1994, Assurant has leased office space at One Chase Manhattan Plaza, 41st Floor, New York, NY 10005 from The Chase Manhattan Bank (National Association). This lease was renewed in 2006 and will expire in 2021.

(4)	T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, Maryland 21202, filed a Schedule 13G/A on February 14, 2006, with respect to the beneficial ownership of 8,432,750 shares. This represented 6.5% of our Common Stock as of February 15, 2006. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and /or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of Common Stock by each director and director nominee, including Assurant’s Chief Executive Officer, each of Assurant’s other four most highly compensated executive officers, whom we refer to in this proxy statement as the “named executive officers,” and all executive officers and directors as a group, as of February 15, 2006. We had 130,092,472 outstanding shares of Common Stock as of that date. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially (1)(2)	Percentage of Class
J. Kerry Clayton	116,168.75	*

Robert B. Pollock	36,619.16	*

Philip Bruce Camacho	17,320.75	*

Lesley Silvester	25,680.45	*

Donald Hamm	12,653.75	*

John Michael Palms	14,004.00	*

Michel Baise	0	*

Robert J. Blendon	5,294.00	*

Beth L. Bronner	13,294.00	*

Howard L. Carver	13,434.00	*

Allen R. Freedman	13,294.00	*

Charles J. Koch	16,576.00	*

H. Carroll Mackin	13,294.00	*

Michele Coleman Mayes	3,068.00	*

All directors and executive officers as a group (22 persons)	351,995.88	*

*	Less than one percent of class.

(1)	Includes: for Mr. Clayton, 16,305.75 shares; for Mr. Pollock, 10,290.41 shares; for Ms. Silvester, 5,517.70 shares; and for all directors and executive officers as a group, 32,113.86 shares of Common Stock held through the Assurant 401(k) plan, as of the most recent plan statement dated as of December 31, 2005.

(2)	(a) Includes: for Mr. Clayton, 17,100 shares of restricted stock; for Mr. Pollock, 9,375 shares of restricted stock; for Mr. Camacho, 5,018 shares of restricted stock; for Ms. Silvester, 5,440 shares of restricted stock; for Mr. Hamm, 3,478 shares of restricted stock; and for all executive officers as a group, 54,827 total shares of restricted stock awarded under the Assurant Long Term Incentive Plan, for which each recipient has voting rights and the right to receive dividends, but does not have the right to dispose of the stock until it vests. The restricted stock generally vests over a three year period from the date of grant with one-third vesting each year.

(b) Also includes: 3,294 shares of Common Stock subject to a five year holding period awarded to each of Dr. Blendon, Ms. Bronner, Mr. Carver, Mr. Freedman and Mr. Mackin under the Directors Compensation Plan; 3,068 shares of Common Stock subject to a five year holding period awarded to Ms. Mayes under the Directors Compensation Plan; 3,294 shares of Common Stock subject to a five year holding period awarded to Dr. Palms under the Directors Compensation Plan and 710 shares of Common Stock subject to a five year holding period awarded to Dr. Palms under the Assurant, Inc. 2004 Long Term Incentive Plan; and 1,576 shares of Common Stock subject to a five year holding period awarded to Mr. Koch under the Directors Compensation Plan. These shares are fully vested, but are subject to a minimum holding period of five years. The directors as a group hold a total of 25,118 shares of Common Stock subject to a five year holding period, for which each of them has voting rights and the right to receive dividends.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth the cash and other compensation paid by Assurant and its subsidiaries to the named executive officers of Assurant for all services in all capacities during the years indicated.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation					Awards		Payouts
Name and Principal Position	Year	Salary		Bonus		Other Annual Com- pensation(1)	Restricted Stock Awards(2)	Securities Underlying Options/ SARs(3)	LTIP Payouts(4)	All Other Compensation(5)
		($)		($)		($)	($)	(#)	($)	($)
J. Kerry Clayton* Chief Executive Officer	2005 2004 2003	873,500 840,000 811,200		1,415,070 1,444,800 1,622,400		— 8,232 —	382,168 583,230 —	150,653 — 30,000	6,513,238 5,053,676 —	169,835 179,922 873,418

Robert B. Pollock President and Chief Operating Officer	2005 2004 2003	721,000 672,000 649,000	(6)	1,168,020 1,155,840 1,103,300		4,125 5,982 2,238	225,067 279,960 —	88,659 — 15,000	1,367,466 3,619,251 69,244	135,772 128,645 472,872

Philip Bruce Camacho Executive Vice President and Chief Financial Officer	2005 2004 2003	592,500 544,000 525,000	(7)	1,068,125 656,880 318,150	(8)	57,350 20,891 31,855	150,659 75,550 —	58,889 — 4,000	1,070,573 669,899 —	91,842 60,351 129,865

Lesley Silvester Executive Vice President	2005 2004 2003	461,500 448,000 432,600		635,486 654,976 562,380		2,500 19 3,000	121,140 186,630 —	47,757 — 10,000	437,618 1,529,874 —	82,335 73,730 243,945

Donald Hamm Executive Vice President and Chief Executive Officer, Assurant Health	2005 2004 2003	450,000 420,000 360,000		489,375 630,000 432,000		23,593 1,628 10,779	101,253 41,998 —	39,914 — 4,000	3,411,114 — —	78,855 59,640 80,933

(1)	Amounts shown in this column include the following perquisites and other personal benefits: (i) $2,500 for financial counseling sessions paid to Mr. Pollock, Mr. Camacho, Ms. Silvester and Mr. Hamm in 2005; (ii) $3,000 for a personal financial counseling session, including tax preparation, estate planning, and an in-depth explanation of the Company’s executive compensation program as it applies to each named executive officer (paid in 2004 for Mr. Clayton and Mr. Pollock, and in 2003 for Ms. Silvester, Mr. Camacho and Mr. Hamm); (iii) reimbursement of conference expenses paid to Mr. Clayton totaling $5,173 in 2004; to Mr. Pollock totaling $984 in 2005, $2,055 in 2004 and $1,514 in 2003; to Mr. Camacho totaling $4,691 in 2005, $7,928 in 2004 and $13,726 in 2003; and to Mr. Hamm totaling $14,090 in 2005, $1,084 in 2004 and $5,269 in 2003; (iv) reimbursement of membership fees paid to Mr. Camacho totaling $5,922 in 2005, $10,103 in 2004 and $8,535 in 2003; (v) $283 for miscellaneous non-cash benefits provided to Mr. Hamm in 2003; (vi) the Company’s expenses for maintaining an apartment in New York City for Mr. Camacho’s use ($25,745 in lease payments and incidental expenses in 2005) and for reimbursing Mr. Camacho for airfare and related expenses incurred in traveling to and from his primary residence in Georgia ($12,988 in 2005); and (vii) the following amounts paid for reimbursement of taxes:

Tax Reimbursements

Name	2005	2004	2003
J. Kerry Clayton	—	$59	—
Robert B. Pollock	$641	$927	$724
Philip Bruce Camacho	$5,505	$2,860	$6,594
Lesley Silvester	—	$19	—
Donald Hamm	$7,003	$545	$2,227

*	On March 17, 2006, J. Kerry Clayton retired as our Chief Executive Officer and began serving as Vice Chairman of the Board of Directors and Robert B. Pollock became President, Chief Executive Officer and Director of the Company.

(2)	Awards of restricted stock to the named executive officers during fiscal year 2005 were made under the Assurant Long Term Incentive Plan (“ALTIP”) (10,723 shares for Mr. Clayton, 6,315 shares for Mr. Pollock, 4,193 shares for Mr. Camacho, 3,399 shares for Ms. Silvester, and 2,841 shares for Mr. Hamm). Awards of restricted stock to the named executive officers during fiscal year 2004 were made under the Assurant, Inc. 2004 Long-Term Incentive Plan (19,091 shares for Mr. Clayton, 9,164 shares for Mr. Pollock, 2,473 shares for Mr. Camacho, 6,109 shares for Ms. Silvester, and 1,909 shares for Mr. Hamm). The value of the awards that is shown in the table is based upon the closing market price of the Common Stock on the grant dates.

As of December 31, 2005, the named executive officers held the following aggregate amounts of restricted stock with the following values: for Mr. Clayton, 23,457 shares with an aggregate value of $1,020,145; for Mr. Pollock, 12,427 shares with an aggregate value of $540,450; for Mr. Camacho, 5,842 shares with an aggregate value of $254,069; for Ms. Silvester, 7,474 shares with an aggregate value of $325,044; and for Mr. Hamm, 4,114 shares with an aggregate value of $178,918.

Grantees have the right to vote, and dividends are payable to the grantees with respect to all awards of restricted stock reported in this column. All shares of restricted stock are scheduled to vest in one third installments over the three years following the date of grant, subject to accelerated vesting pursuant to the terms of the Assurant, Inc. 2004 Long-Term Incentive Plan and the ALTIP.

(3)	2005 awards consist of Stock Appreciation Rights (“SARs”) granted under the ALTIP, which become exercisable on December 31, 2007. 2003 awards consist of options granted for the particular year pursuant to the Fortis, Inc. Stock Option Plan to acquire shares of Fortis Inc.’s Series D Preferred Stock, the value of which is related to the market value of shares of Fortis N.V. and Fortis SA/NV, and the Euro to U.S. dollar conversion rate. On October 15, 2003, our Board of Directors authorized the discontinuance of this plan effective September 22, 2003, and all stock options outstanding thereunder were cancelled in exchange for a payment of the fair value of such options, as determined by an independent third party.

(4)	Amounts shown in this column represent amounts that were paid in cash for the given year under the Assurant Appreciation Incentive Rights Plan (“AAIR”). Amounts shown for 2005 were received prior to the termination of the AAIR Plan and its replacement by the ALTIP on June 30, 2005. All awards issued under the ALTIP in 2005 consist of restricted stock and stock-based SARs, which are reported in the appropriate columns of this Summary Compensation Table. See the section entitled “AAIR Plan Conversion to ALTIP” for further information on the termination of the AAIR Plan and its replacement by the ALTIP.

(5)	The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all eligible salaried employees, which are not included in this column pursuant to SEC rules.

During 2005, the Company provided the named executive officers with the following:

Name	Company Contribution to 401(k) Plan	Company Contribution to Executive 401(k) Plan	Company Paid Executive Long Term Disability Insurance Premiums
J. Kerry Clayton	$14,700	$147,581	$7,554
Robert B. Pollock	$14,700	$116,679	$4,393
Philip Bruce Camacho	$14,700	$72,757	$4,385
Lesley Silvester	$14,700	$63,453	$4,182
Donald Hamm	$14,700	$60,891	$3,264

(6)	Mr. Pollock’s 2005 salary was $692,000 until July 1, 2005, when his salary increased to $750,000 due to his promotion to President and Chief Operating Officer. On January 1, 2006, Mr. Pollock’s salary increased to $765,000 and in March 2006, Mr. Pollock’s salary was increased to $800,000 to reflect his promotion to Chief Executive Officer.

(7)	Mr. Camacho’s 2005 salary was $585,000 until July 1, 2005, when his salary increased to $600,000 due to his promotion to Executive Vice President and Chief Financial Officer.

(8)	Mr. Camacho’s 2005 bonus amount includes a $25,000 one-time, non-short term incentive plan, merit based bonus in connection with his promotion to Executive Vice President and Chief Financial Officer and a $325 service award that all employees of Assurant Solutions receive for fifteen years of service.

Option/SAR Grants in Last Fiscal Year

The table below sets forth individual grants of stock options and freestanding Stock Appreciation Rights (“SARs” or “rights”) (including options and SARs that subsequently have been transferred) made during the fiscal year ended December 31, 2005 to each of the named executive officers of Assurant.

Option/SAR Grants Table

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/ SARs Granted (#)(1)		Percentage of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date

Name						5%($)	10%($)
J. Kerry Clayton	150,653		10.55%	$35.64	06/30/2010	$326,319	$786,115

Robert B. Pollock	88,659		6.21%	$35.64	06/30/2010	$192,038	$462,627

Philip Bruce	51,889		3.63%	$35.64	06/30/2010	$112,393	$270,760
Camacho	7,000	(2)	0.49%	$38.08	08/12/2010	$16,200	$39,027

Lesley Silvester	47,757		3.34%	$35.64	06/30/2010	$103,443	$249,199

Donald Hamm	39,914		2.8%	$35.64	06/30/2010	$86,455	$208,273

(1)	SARs granted under the ALTIP become exercisable as of December 31 of the second calendar year following the calendar year in which the award was granted, and are subject to accelerated vesting pursuant to the terms of the ALTIP.

(2)	This additional grant was made to Mr. Camacho in connection with his promotion to Executive Vice President and Chief Financial Officer in July 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

No options or SARs were exercised (in exchange for Common Stock) by the named executive officers in 2005. Exercises of AAIR Plan rights (in exchange for cash) by the named executive officers in 2005 are listed in the column entitled “LTIP Payouts” in the Summary Compensation Table.

The following table sets forth, on an aggregated basis, unexercised (vested and unvested) SARs as of the fiscal year ended December 31, 2005 held by each of the named executive officers and the fiscal year-end values of these SARs.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

(a)	(b)		(c)

Name	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/ SARs at FY-End ($)(1)
	Exercisable	Un Exercisable (2)	Exercisable	Un Exercisable (2)
J. Kerry Clayton	225,377	467,096	$4,372,509	$7,576,501

Robert B. Pollock	422,696	316,497	$8,777,507	$5,299,555

Philip Bruce Camacho	77,152	176,092	$1,061,528	$2,656,048

Lesley Silvester	175,131	174,329	$3,610,327	$2,932,316

Donald Hamm	—	127,346	—	$2,014,349

(1)	Values are calculated by subtracting the base price for each SAR from $43.49, the closing price reported for Assurant, Inc. stock on December 30, 2005, the last trading day before December 31, 2005.

(2)	The following amounts and values (as of December 31, 2005) represent the rights granted under the AAIR Plan that were converted into ALTIP SARs, as described in the section entitled “AAIR Plan Conversion to ALTIP”: for Mr. Clayton 316,443 SARs having a value of $6,393,878; for Mr. Pollock 227,838 SARs having a value of $4,603,582; for Mr. Camacho 117,203 SARs having a value of $2,210,850; for Ms. Silvester 126,572 SARs having a value of $2,557,424; and for Mr. Hamm 87,431 shares having a value of $1,701,020.

Assurant Long Term Incentive Plan

During 2005, the Company introduced the ALTIP to provide key employees with the right to receive restricted stock and stock-based SARs. The ALTIP is a sub-plan of the Assurant, Inc. 2004 Long Term Incentive Plan and is administered by the Compensation Committee. In 2005, existing AAIR Plan rights were converted to SARs under the ALTIP, as described in the section below entitled “AAIR Plan Conversion to ALTIP.”

The 2005 ALTIP awards made to eligible employees of Assurant consisted of 25% restricted stock and 75% SARs.

The restricted stock awarded in 2005 vests at a rate of one-third per year on the anniversary of the grant date. If Assurant undergoes a change in control (as defined in the Assurant, Inc. 2004 Long Term Incentive Plan) or, if a participant retires, becomes disabled, or dies, the restrictions on the restricted stock lapse and the participant vests pro-rata, as follows: the participant would vest in 1/36th of each right for each completed month elapsed from the grant date to the date the participant terminates employment, subtracting from the aggregate 2005 award amount that number of shares which otherwise have become vested on the anniversary of the grant date.

SARs granted in 2005 become vested on December 31, 2007. If Assurant undergoes a change in control or if a participant retires, becomes disabled, or dies, the participant vests in 1/36th of each right for each completed month elapsed from January 1st of the year of grant to the date the participant terminates employment. Rights that have become vested may be exercised at any time, subject to the Assurant Insider Trading Policy. To the extent not previously exercised, all outstanding SARs will automatically be exercised on the fifth anniversary of the date of grant.

Both restricted stock and SARs are payable solely in shares and are delivered to the participant net of basic taxes, although the participant does have the right to request to pay all taxes in cash to receive all the shares.

AAIR Plan Conversion to ALTIP

Until June 29, 2005, Assurant maintained the AAIR Plan, which provided for the issuance of two types of cash-based appreciation rights: those based upon the increase in the value of Assurant, Inc. Common Stock; and those based upon the increase in the value of certain of Assurant’s business units. During 2005, the Compensation Committee of the Board of Directors decided that it no longer wished to issue business unit rights or cash-based appreciation awards pursuant to the AAIR Plan and adopted the ALTIP as a replacement plan. The ALTIP provides for the grant of restricted stock and stock-based appreciation rights based solely upon the valuation of Assurant, Inc.’s Common Stock. The existing AAIR Plan rights were converted to stock-based ALTIP SARs on June 30, 2005. Pursuant to this conversion, 2,696,764 Assurant, Inc. rights (on a one-for-one basis) and 545,744 business unit rights were converted into a total of 4,677,437 ALTIP SARs. The conversion of AAIR Plan rights to ALTIP SARs maintained the full economic value of the rights, and the intrinsic value and term of the AAIR Plan rights remained unchanged. Approximately 46% of the converted rights are vested, and the remainder will continue to vest based upon their original AAIR Plan vesting schedules.

Pension Plans

The Company maintains three defined benefit pension plans. Two are executive defined benefit pension plans, the Supplemental Executive Retirement Plan (the “SERP”) and the Executive Pension and 401(k) Plan (the “Executive Pension Plan”), and the other is our broad-based, tax qualified, defined benefit pension plan, the Assurant Pension Plan (the “Pension Plan”). The SERP and Executive Pension Plan are interrelated with the Pension Plan.

The aggregate benefit payable to a participant under all of the Company’s defined benefit pension plans and Social Security (the “Aggregate Benefit”) will not exceed the amounts shown in the table below. The benefit shown below represents a single life annuity commencing at age 60.

Aggregate Benefit Payable Under the Defined Benefit Pension Plans and Social Security

Final Compensation(1)	Years of Service(2)
	10	15	20	25	30
$ 500,000	$125,000	$187,500	$250,000	$250,000	$250,000
750,000	187,500	281,250	375,000	375,000	375,000
1,000,000	250,000	375,000	500,000	500,000	500,000
1,250,000	312,500	468,750	625,000	625,000	625,000
1,500,000	375,000	562,500	750,000	750,000	750,000
1,750,000	437,500	656,250	875,000	875,000	875,000
2,000,000	500,000	750,000	1,000,000	1,000,000	1,000,000
2,250,000	562,500	843,750	1,125,000	1,125,000	1,125,000

(1)	“Final Compensation” refers to the participant’s base pay plus target short-term incentive bonus, each as most recently approved by our Board of Directors.

(2)	As of December 31, 2005, J. Kerry Clayton had 20* years of service and Final Compensation of $1,747,000; Robert B. Pollock had 20* years of service and Final Compensation of $1,500,000; Philip Bruce Camacho had 6.4* years of service and Final Compensation of $1,200,000; Lesley Silvester had 20* years of service and Final Compensation of $853,775; and Donald Hamm had 17.4* years of service and Final Compensation of $787,500.

*	Service reflects benefit service under the SERP, not actual service. Benefit service under the SERP is capped at 20 years.

Supplemental Executive Retirement Plan

Effective January 1, 1990, our Board of Directors adopted the SERP, which is a non-qualified, unfunded supplemental pension plan for certain key executives of the Company and its subsidiaries. Under the SERP, participants who meet certain conditions are entitled to receive a benefit, called a “target benefit,” that is then offset (reduced) by certain other benefits, such as the pension payable under our tax-qualified defined benefit pension plan (the Assurant Pension Plan, described below), the benefit payable under the pension portion of the Executive Pension and 401(k) Plan, described below, and Social Security benefits. If the SERP benefit commences at age 60 or later, the target benefit, expressed as a single life annuity, is 50% of the participant’s SERP Compensation (also referred to as Final Compensation in the table above) multiplied by a fraction (not to exceed 1.0), the numerator of which is the participant’s number of months of benefit service and the denominator of which is 240. In other words, after 20 years of benefit service, the participant will earn a full 50% target benefit under this plan. If the SERP benefit commences prior to age 60, then the target benefit will be reduced on an actuarially equivalent basis from age 60 to the date the benefit actually commences.

A participant is not vested in any of his or her benefit under the SERP until the second anniversary of the date he or she commences participation in the plan. On the second anniversary of participation, the participant vests in the SERP benefit at the rate of 3% for each month of employment thereafter with the Company or its subsidiaries. A participant will become 100% vested in his or her SERP benefit in the event of death or disability. If a participant is terminated for cause, as defined in the SERP, or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers, then the participant will forfeit any remaining SERP benefits.

The default form of payment under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit. The participant may also elect optional forms of annuity payment under the SERP.

If there is a change in control with respect to the Company or a division, and within two years after the change in control a participant’s employment is terminated without cause or the participant terminates employment for good reason, then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; and (3) the actuarial reduction for commencement of the SERP benefit prior to age 60 will be calculated as though the participant was 36 months older than his or her actual age.

The SERP provides that if the payments to a participant or beneficiary will be made over a period of more than one year and if at the time payments commence the Company is not subject to pending proceedings as a debtor under the U.S. Bankruptcy Code, then Fortis Insurance N.V. will guarantee the payment of SERP benefits to such participant or beneficiary. The SERP further provides that if Fortis Insurance N.V. ceases to be the beneficial owner of the Company, then such guarantee will be limited to the actuarially equivalent value of the participant’s SERP benefit immediately following such cessation of beneficial ownership.

Executive Pension and 401(k) Plan

Effective January 1, 1994, our Board of Directors adopted the Executive Pension and 401(k) Plan, which is a non-qualified, unfunded deferred compensation plan for certain key executives of the Company and its subsidiaries. The pension portion of this plan (referred to herein as the Executive Pension Plan) is intended to restore to participants amounts that they are restricted from receiving under the Assurant Pension Plan, described below, due to section 401(a)(17) of the U.S. tax code, which generally limits the compensation that may be taken into account under a tax-qualified pension plan to no more than $210,000 annually in 2005.

A participant becomes vested in the benefits under the Executive Pension Plan after three years of vesting service, if he or she has elected to participate in the pension equity portion of the Assurant Pension Plan, and after five years of vesting service, if he or she has elected to participate in the pension formula that predated the pension equity formula under the Assurant Pension Plan. The benefits under the Executive Pension Plan are payable in a single lump sum.

Assurant Pension Plan

Since 1983, we have maintained the Assurant Pension Plan, which is a tax-qualified, defined benefit pension plan subject to regulation under ERISA. Eligible employees generally may participate in the Plan after completing one year of service with the Company. The Assurant Pension Plan provides for multiple benefit formulas for different groups of participants. Benefits under the plan are payable at termination of employment. A participant’s benefit may be paid in a lump sum or in various annuity forms.

Change in Control Agreements

The Company has entered into change in control severance agreements with Mr. Pollock, the other named executive officers and other officers and key employees of Assurant*. The severance agreements generally provide that if a “change in control” (as defined in the agreements) occurs with respect to the business segment for which an employee works, then a two-year trigger period begins. If the employee’s employment is terminated by the Company “without cause” or if the employee resigns for “good reason” (each as defined in the agreements) during such two-year period, the employee is entitled to certain cash severance payments and continuation of medical and other welfare benefits for a period of 18 months following the termination of employment at the rate charged active employees.

The amount of cash severance benefits payable to an employee is equal to a multiple (ranging from one to three depending on the agreement, and equal to three for Mr. Pollock and our other named executive officers) times the sum of the employee’s annual base salary and target annual bonus. The cash severance is payable within 30 days of the date of the employee’s termination, subject to the “key employee” limitations under the American Jobs Creation Act of 2004. In addition, if a change in control has occurred and the employee’s employment has been terminated by the Company without cause or if the employee has resigned for good reason within one year prior to the change in control, then the employee is entitled to the cash severance benefits described above, to be paid in a lump sum in cash within 30 days after the change in control has occurred, and continuation of medical and other welfare benefits for a period of 18 months at the rate charged active employees, except that the Company shall reimburse the employee for the cost of obtaining such welfare benefits between the date his or her termination and the date of the change in control. These agreements also provide additional rights including, but not limited to, outplacement services and legal fee reimbursement.

In December 2005, the Compensation Committee of the Board of Directors approved an extension of the term (through December 31, 2006) and an amendment to all change in control agreements, effective January 1, 2006. Under the amendment approved by the Compensation Committee, in the event of a change in control (as defined in the agreements), if there is an excise tax imposed on the employee by Section 4999 of the Internal Revenue Code, the Company may reduce the amount of cash and other value paid or otherwise provided to the employee under the change in control agreement by no more than 5% of such aggregate amount, if such reduction would prevent the application of section 4999 to the existing change in control agreement and the payment of excise tax. In addition, certain provisions were added to the change in control agreements in order to comply with Section 409A of the Internal Revenue Code, which provides for a six month deferral with regard to certain payments under the change in control agreement.

American Bankers Insurance Group, one of our subsidiaries, has a severance agreement with Mr. Camacho. If Mr. Camacho terminates his employment because of retirement (as determined in accordance with normal Company policies) or death, then Mr. Camacho will receive a severance payment equal to 150% of his current salary, defined as his salary for the 12 months preceding the severance, excluding any bonus or deferred compensation. If Mr. Camacho’s employment is terminated because of disability, then Mr. Camacho will receive a severance payment equal to 50% of his current annual salary, as defined above. If either Mr. Camacho’s employment is terminated without cause (as defined in the agreement), or Mr. Camacho terminates employment after a decrease in his base salary to a level less than 80% of the level for any prior year, then Mr. Camacho will receive a severance payment equal to 100% of his current salary, as defined. In each case the severance benefit will be paid in a lump sum on the fifth business day following termination of employment.

*	Mr. Clayton’s change in control severance agreement expired on December 31, 2005. In light of his retirement in 2006, he chose not to enter into a new change in control severance agreement in 2006.

Stock Ownership Guidelines for Non-Employee Directors and Executive Management Committee

In January 2006, the Board of Directors adopted the following Stock Ownership Guidelines for Non-Employee Directors and the Executive Management Committee:

Non-Employee Director	Must own 5 times the annual cash retainer received in Assurant stock

Chief Executive Officer	Must own 5 times current base salary in Assurant stock

President	Must own 4 times current base salary in Assurant stock

Chief Financial Officer	Must own 3 times current base salary in Assurant stock

Assurant, Inc. Executive Vice President	Must own 3 times current base salary in Assurant stock

Individuals will have 5 years from the effective date of July 1, 2006, or 5 years from their appointment to a specified position (if appointed later), to acquire the appropriate holdings. Eligible sources of shares include personal holdings, restricted stock, 401(k) holdings, and ESPP shares. Until an individual meets these guidelines in the specified time, the individual would be prohibited from selling any shares that were the subject of an award granted after January 13, 2006 and pursuant to the ALTIP.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee (the “Committee”) of the Board of Directors has delivered the following report on executive compensation programs and practices for fiscal year 2005.

Background

During 2005, the Compensation Committee was composed of four non-employee, independent directors. The Committee approves, administers and interprets the Company’s compensation policies and is responsible for administering the Company’s executive incentive programs and establishing the compensation for the Chief Executive Officer. This report summarizes the Committee’s compensation policies governing compensation to executive officers, the relationship of corporate performance to that compensation, and the basis for the compensation of the Chief Executive Officer in 2005.

Executive Compensation Policy

The Compensation Committee’s objective is to attract, retain, and motivate highly talented individuals in a manner that provides incentives for outstanding performance, the attainment of the Company’s strategic business objectives, and the enhancement of stockholder value. The Company’s executive compensation program includes four principal components:

•	Base Salary—designed to provide base pay at a level consistent with the individual’s position and contributions to the Company

•	Short-Term Incentives—designed to make a portion of each executive’s annual compensation dependent upon the achievement of specific performance goals relating to the Company as a whole and, where appropriate, specific operating business segments

•	Long-Term Incentives—intended to promote the Company’s success and to enhance its long-term value by linking the personal interests of participants to those of the stockholders through the grant of stock-based awards

•	Retirement Program Contributions—intended to provide appropriate and competitive retirement benefit opportunities to executives

In determining compensation levels, the Committee regularly reviews the compensation practices as well as the total compensation for executives in the insurance and financial services industry for officers with similar positions and responsibilities. Additionally, the Committee reviews the compensation practices and levels of other publicly held corporations with whom it competes for management talent. The objective is to achieve effective compensation programs and competitive levels to recognize and reward business results. In this manner, the Company will be positioned to attract and retain key talent as well as deliver levels of rewards consistent with levels of performance.

Components of Executive Compensation for 2005

Total Compensation. The Committee reviews and recommends changes to the levels of compensation within the context of total compensation. That is to say, no single component of pay is evaluated and changed independent of the other components. With this in mind, the Committee has given particular attention to the proportion of the pay mix that is “at risk” for an executive. These components would include both the short-term incentive which is tied to clearly defined annual performance targets and the long-term incentives, including Stock Appreciation Rights and restricted stock, directly tied to the Company’s stock price. Within this total compensation framework, the components of the pay package are balanced to be competitive and motivating both in pay level and pay mix. Similarly, the Committee reviews the Retirement Plans and contributions made on behalf of executives.

Base Salary. Salaries for the executive officers are determined by evaluating Company and individual performance for the prior year, each executive’s role and responsibilities, and competitive pay levels. Salaries are generally reviewed annually by the Committee. The Committee reviews peer group and other market data to evaluate salary levels but also exercises subjective judgment with respect to individual performance and compensation objectives. Total salary paid to the executive officers named in the Summary Compensation Table for 2005 (the “named executive officers”) is reported in the “Salary” column.

Short-Term Incentives. Short-term incentive awards are issued pursuant to the Company’s Executive Management Incentive Plan (the “EMIP”).

Each participant in the plan is eligible to receive an annual cash bonus based upon the attainment of performance goals set for that year by the Compensation Committee. Performance goals may be based on one or more performance criteria expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a business unit or a division, department, region or function within the Company or a business unit. In select instances, performance goals for the short-term incentive awards may be tied to the results of the individual participant’s specific and quantifiable projects and objectives. Annual targets are weighted to reinforce the Company’s strategic goals.

At the time the Compensation Committee sets the performance goals for a particular year, it also establishes target bonuses, expressed as a percentage of each participant’s salary, which will be awarded to the participant if the designated performance goals are achieved. The Committee reserves the right to collectively adjust incentive payments, positively or negatively, for extraordinary events, including, but not limited to, acquisitions or dispositions of businesses, litigation costs, tax or insurance recoveries or settlements, changes to accounting principles, asset impairment, and restructuring. Payments under the plan are made no later than March 15th promptly after the Compensation Committee determines whether the relevant performance goals and other terms of the plan were satisfied in connection with such payments.

The Committee determined that annual bonuses payable under the EMIP for 2005 would be conditioned upon four equally-weighted factors: (a) earnings per share, determined using net operating income, (for those in a business unit, net operating income of the business unit) (b) return on equity, determined using net operating income and equity excluding accumulated other comprehensive income, (for those in a business unit, return on equity of the business unit) (c) compliance with Section 404 of the Sarbanes-Oxley Act, as determined by the Audit Committee, and (d) Company growth performance, determined as a weighted average of the results of certain emphasized lines of business in each business unit, measured with respect to a new sales measure and/or GAAP revenue (for those in a business unit, growth performance of the business unit). Net operating income was normalized for the effect of acquisitions, divestitures, changes in accounting principles, and other significant events, and, for those in a business unit, for the economic effect of the variance of plan versus actual allocated equity. The Committee provided that actual bonuses would vary depending on the extent to which actual performance meets, exceeds, or falls short of the applicable performance goals. Performance against the criteria was measured on a five-point scale, as follows:

Level of Performance	Bonus Value
Distinguished	2.0 x target bonus
Commendable	1.5 x target bonus
Competent	1.0 x target bonus
Adequate	0.5 x target bonus
Provisional	0.0 x target bonus

With respect to Messrs. Clayton, Pollock and Ms. Silvester, 2005 bonuses based on the four criteria described above, were paid out in an amount equal to 1.62 times target bonus. Messrs. Camacho and Hamm received bonuses based upon the four criteria stated above as applied to the business unit each of them led in 2005, Assurant Solutions and Assurant Health, which were paid out in amounts equal to 1.76 times and 1.45 times, respectively, their target bonuses. Total bonuses paid to the named executive officers for 2005 are reported in the “Bonus” column of the Summary Compensation Table.

Long-Term Incentives. The goals of our long term incentive program are to reward long time value creation in the enterprise and to encourage stock ownership. All long term incentive awards settle in Assurant shares. As such, long term incentive awards provide forward-looking incentives that focus on:

•	Aligning executives with shareholder value creation;

•	Fostering a stake in long-term corporate performance;

•	Encouraging executives to take on overall Company perspectives; and

•	Attracting and retaining critical top talent for continuing success.

The Assurant Long Term Incentive Plan (“ALTIP”), a sub-plan created under the Assurant, Inc. 2004 Long Term Incentive Plan, was adopted by the Compensation Committee of the Board of Directors in 2005. Under the ALTIP, the Compensation Committee granted restricted stock and stock-based SARs in 2005.

The Compensation Committee established the size and other terms of ALTIP awards by considering recommendations from outside compensation consultants based upon long-term compensation reported by peer companies in the insurance and financial services industry.

Shares of restricted stock issued to executives in 2005 are scheduled to vest in three annual installments, subject to full acceleration upon a change in control (as defined in the ALTIP) and subject to pro-rata acceleration upon the death, disability or retirement of the executive. The value of restricted stock granted to named executive officers for 2005 is reported in the “Restricted Stock Awards” column of the Summary Compensation Table.

Stock Appreciation Rights (“SARs”) awarded under the ALTIP are based upon the appreciation in value of the Company’s share price. Each incentive right entitles the holder to a cash payment equal to the difference between the base value of the SAR at the time of grant and the value of the SAR as of the date of exercise.

All SAR awards issued under the ALTIP become vested as of December 31 of the second calendar year following the calendar year in which the right was granted, subject to full acceleration upon a change in control of the Company or the relevant business unit, or pro-rata acceleration upon the participant’s retirement, death, or disability. To the extent not previously exercised, all rights issued to executives in 2005 will automatically be exercised on the earliest of (i) the fifth anniversary of the date of grant, (ii) the second anniversary of the participant’s retirement, death or disability, (iii) the date the Company undergoes a change in control or (iv) ninety days following the participant’s termination of employment.

During 2005, the executives also were granted SARs under the ALTIP pursuant to the conversion of AAIR Plan rights. Unlike the SARs described above, these conversion SARs vest based upon their original AAIR Plan vesting schedules. The conversion of AAIR Plan rights to ALTIP SARs maintained the full economic value of the rights, and the intrinsic value and term of the AAIR Plan rights remained unchanged. See the section entitled “AAIR Plan Conversion to ALTIP” for further information on the termination of the AAIR Plan and its replacement by the ALTIP.

Retirement Program Contributions. The pension portion of the Assurant Executive Pension and 401(k) Plan provides retirement benefits to executives above the benefits provided under the broad-based qualified pension plan. The 401(k) portion of the plan is intended to restore to participants amounts that they are restricted from receiving under the Assurant 401(k) Plan due to Section 401(a)(17) of the U.S. tax code, which generally limits the compensation that may be taken into account under a tax-qualified pension plan to no more than $210,000 in 2005. The Company makes an annual contribution to executives participating in the 401(k) portion of the Executive Pension and 401(k) Plan equal to 7% of compensation in excess of this compensation limit. The amount credited to a participant’s account is deemed to be invested at the participant’s direction in investment vehicles that are also available under the Assurant 401(k) Plan, excluding the Assurant, Inc. Stock Fund. A participant becomes vested in the credits and deemed investment earnings thereon in the Executive Pension and 401(k) Plan after three years of vesting service. Total Company contributions to the Assurant 401(k) Plan and the 401(k) portion of the Executive Pension and 401(k) Plan for the named executive officers for 2005 is reported in the “All Other Compensation” column of the Summary Compensation Table.

Compensation of Chief Executive Officer

In determining the 2005 compensation for Mr. Clayton, Chief Executive Officer of the Company, the Compensation Committee applied the principles outlined above in the same manner as they were applied to the other executives. It compared Mr. Clayton’s compensation with the level of compensation paid to chief executive officers at peer companies in the insurance and financial services industry. In addition, consistent with past practices, the Committee assessed Mr. Clayton’s 2004 performance, including the accomplishment of performance goals established for 2004, and an assessment of his individual performance. In recognition of Mr. Clayton’s demonstrated results and continued strong leadership, the Committee increased Mr. Clayton’s base salary to $873,500, a 4% increase over 2004. Mr. Clayton’s target bonus for 2005 increased to 100% of his base salary. These amounts placed Mr. Clayton’s target cash compensation slightly below the median cash compensation paid by those companies selected for peer comparison.

The Committee’s review of comparative data in early 2005 suggested that Mr. Clayton’s long-term incentive compensation remained significantly below the median for peer companies. Based upon these considerations and Mr. Clayton’s 2004 individual performance, in June 2005 the Committee granted Mr. Clayton 10,723 shares of restricted stock, having a grant date value equal to $382,168, and 150,653 SARs under the ALTIP.

Consistent with contributions made to other executives, in 2005 Mr. Clayton received an aggregate of $162,281 in Company contributions under the Assurant 401(k) Plan and the 401(k) portion of the Assurant Executive Pension and 401(k) Plan.

The Committee believes that under Mr. Clayton’s leadership in 2005, the Company achieved key results. For the year 2005, earnings per share for Assurant increased from $2.53 to $3.50 (per diluted share) and operating return on equity significantly improved to 15.3%, thus increasing shareholder value. Additionally, significant progress was made with respect to the implementation of Section 404 of the Sarbanes-Oxley Act of 2002. The Committee also gave consideration to business results as measured against our growth objectives. In recognition of Mr. Clayton’s demonstrated results, the Committee increased Mr. Clayton’s base salary for 2006 to $890,970, a 2% increase over 2005.

On a quarterly basis in 2005, the Committee reviewed and tracked progress against the annual performance targets established for the Short Term Incentive Program. The actual payout in March 2006 of Mr. Clayton’s bonus award for 2005 was $1,415,070 (1.62 times base salary) representing commendable performance under the Executive Management Incentive Plan.

On March 17, 2006, Mr. Clayton retired as Chief Executive Officer and began serving as Vice Chairman of the Board of Directors*, and Mr. Pollock became President, Chief Executive Officer and Director of the Company. Mr. Clayton’s last day of employment with the Company will be April 30, 2006. His Aggregate Benefit will be $935,519 per year. This Aggregate Benefit includes his benefit under the SERP, the pension portion of the Executive Pension and 401(k) Plan and his Pension Plan benefit. At age 62, the Company’s obligation to pay Mr. Clayton’s SERP benefit will be reduced by his Social Security benefit. Mr. Clayton’s SERP benefit will be paid in the form of a 100% joint and survivor annuity and his other benefits will be paid out in

*	Mr. Clayton has declined any compensation for his service as Vice Chairman. Additionally, due to the fact that Mr. Clayton decided to retire in early 2006, he declined the renewal of his change in control severance agreement as well as the receipt of any portion of 2006 ALTIP awards to which he is entitled.

alternate forms. In addition, his retirement package includes a Company contribution to the 401(k) Plan and the 401(k) portion of the Executive Pension and 401(k) Plan pro-rated through April 30, 2006 totaling $119,844. He is also eligible for an annual Company contribution of $6,975 to the Retiree Medical Plan. As of February 17, 2006, Mr. Clayton had approximately $6.4 million of compensation, earned during the years 1997 through 2004, that was invested in the Assurant Investment Plan (the “AIP”) (a predecessor of the currently effective Assurant Deferred Compensation Plan). Mr. Clayton is fully vested in these funds and may liquidate his investments and receive the proceeds at any time prior to March 17, 2016 (when all investments must be liquidated according to the terms of the AIP). Additionally, on April 30, 2006, 178,125 of Mr. Clayton’s SARs and 4,042 of Mr. Clayton’s restricted stock, awarded prior to 2006, will vest on a pro-rata basis, as provided for in the ALTIP. The SARs will have an expiration date of April 30, 2008.

In recognition of Mr. Pollock’s promotion to Chief Executive Officer effective March 17, 2006, the Compensation Committee approved a compensation package consisting of $800,000 base salary, 100% short-term incentive target and 160% ALTIP target. This represents a 4.6% increase in base salary and a 20% increase in ALTIP target over Mr. Pollock’s prior compensation package. His short-term incentive target remained the same.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid for any fiscal year to the Company’s Chief Executive Officer and four other most highly compensated executive officers. Until the annual meeting of stockholders in 2008, or until one of the Company’s incentive plans is materially amended, if earlier, awards issued under the Company’s incentive plans are exempt from the deduction limits of Section 162(m). As such, the Committee believes that all compensation for 2005 paid to named executive officers is properly deductible under the Code.

Compensation Committee

John M. Palms, PhD., D.Sc., LHD, Chairman

Beth L. Bronner

Charles John Koch

Michele Coleman Mayes

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Ms. Bronner, Mr. Koch, and Dr. Palms. Ms. Bronner is the Chairperson. None of the current members of the Compensation Committee was, during 2005, an officer or employee of Assurant, nor was any current member of the Compensation Committee formerly an officer of Assurant. In addition, no executive officer of Assurant served during 2005 (a) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee or (b) as a member of the compensation committee of another entity, one of whose executive officers served on the Board of Directors of Assurant. Ms. Bronner, Mr. Koch and Dr. Palms are independent directors and satisfy the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 162(m) under the Internal Revenue Code of 1986. Until March 10, 2006, Dr. Palms served as the Chairman and Ms. Mayes served as a member of the Compensation Committee. Until February 3, 2005, Mr. Freedman, a former officer of the Company, served as a member of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below some of the transactions to which we were a party during 2005 with one of our significant stockholders, Fortis Insurance N.V., a public company with limited liability incorporated as a naamloze vennootschap under Dutch law (“Fortis”) and with our directors.

General

One of our directors, Michel Baise is a director, officer and employee of the Fortis Group, which refers to the group of companies, including Fortis, jointly owned and/or controlled either directly or indirectly by Fortis SA/NV, a public company with limited liability incorporated as a naamloze vennootschap/societe anonyme under Belgian law, and Fortis N.V., a public company with limited liability incorporated as a naamloze vennootschap under Dutch law.

In the ordinary course of business, we have entered into a number of agreements with Fortis and its affiliates relating to our historical business and our relationship with the Fortis Group, the material terms of which are described below. In addition, at the time of our initial public offering in February 2004 and the secondary offering in January 2005, we entered into agreements with Fortis relating to our ongoing relationship with Fortis, as described below.

Registration Rights Agreement

We entered into a Registration Rights Agreement with Fortis dated as of February 10, 2004, as amended by the Termination and Amendment Agreement dated January 10, 2005, pursuant to which we have granted to Fortis and its affiliates that become our stockholders rights to request registration under the Securities Act of 1933, as amended, to effect a public offering with respect to all or part of the shares of our Common Stock owned by them from time to time during the term of the agreement so long as the shares to be offered pursuant to the request have an aggregate offering price of at least $250 million, based on the then current market price. We will be required to fulfill this obligation except in limited circumstances. The maximum number of shares to be included in any such public offering will not exceed the maximum number that the managing underwriter of such public offering considers to be appropriate. These “demand registration” rights may be exercised by Fortis on an unlimited number of occasions with respect to registration statements on Form S-3 and on not more than two occasions with respect to registration statements on Form S-1; provided that we will not be obligated to effect more than one registration in any 90-day period. We completed one demand registration on Form S-1 in connection with the secondary offering of our Common Stock by Fortis in January 2005.

In addition, subject to limited exceptions, if we propose to register any shares of our Common Stock, other equity securities or securities convertible into or exchangeable for equity securities, whether or not for sale for our own account, we are required to provide notice to Fortis, and if requested by Fortis, we will include its shares in the registration statement. The maximum number of shares to be included in any public offering will not exceed the maximum number that the managing underwriter of such public offering considers to be appropriate, with priority given to securities sought to be included at our request.

In connection with a registered offering pursuant to the Registration Rights Agreement, Fortis will agree not to sell, transfer or hedge any shares of our Common Stock or any securities convertible into or exchangeable for shares of our Common Stock for 10 days prior to and 90 days after the effective date of a registration statement for an underwritten public offering of any of our equity securities, unless the underwriters of such offering permit a shorter period.

In connection with any registration of Common Stock for Fortis, we will agree to indemnify Fortis for damages relating to a material misstatement or omission in any registration statement or prospectus relating to shares of our Common Stock to be sold by Fortis. Fortis will agree to indemnify us, our officers and our directors on the same basis with respect to material misstatements or omissions relating to information about Fortis up to the amount of net proceeds received.

Generally, we may grant registration rights to other persons; however, any such registration rights cannot be exercised until after the second anniversary of the secondary offering which occurred in January 2005.

Shareholders’ Agreement and Corporate Governance Arrangements

We entered into a Shareholders’ Agreement with Fortis dated as of February 10, 2004 in connection with our initial public offering which provided that, among other things, so long as Fortis owned at least 10% of our Common Stock, Fortis had the right to nominate two designees to our Board of Directors. As stated above, currently Mr. Baise, who serves as a Class III director on our Board of Directors, is the only Fortis designee.

On January 10, 2005, we entered into the Termination and Amendment Agreement with Fortis that officially terminated the Shareholders’ Agreement. We also entered into a Letter Agreement with Fortis dated January 10, 2005, which triggered the other corporate governance arrangements described under “CORPORATE GOVERNANCE—Corporate Governance Arrangements” in this proxy statement to come into effect.

Cooperation Agreement

On February 10, 2004 we entered into a Cooperation Agreement with Fortis and its affiliates relating to our separation from the Fortis Group and the ongoing relationship between our Company and the Fortis Group.

Pursuant to the Cooperation Agreement, we are required to permit the Fortis Group’s internal audit group to inspect our books and records and to discuss affairs, finances and accounts with our officers and auditors as long as Fortis owns shares representing 10% or more of the voting power of our outstanding shares of Common Stock. In addition, the Cooperation Agreement contains provisions relating to, among other things, existing vendor purchasing arrangements pursuant to which we purchase products and services also used by Fortis, which to the extent permitted by the underlying arrangement will continue for their term.

We are entitled to indemnification from Fortis for losses arising out of any breach by Fortis of the Cooperation Agreement. We will be required to indemnify Fortis for any losses arising out of any breach by us of the Cooperation Agreement or any material untrue statement or omission contained in any Fortis regulatory or other governmental filing relating to information about us provided by us to Fortis for use in the filing and which is or would be required to be included in any filing by us.

SERP Guarantee

Our SERP program provides that if the payments to a participant or beneficiary will be made over a period of more than one year and if at the time payments commence, we are not subject to pending proceedings as a debtor under the U.S. Bankruptcy Code, then Fortis will guarantee the payment of SERP benefits to such participant or beneficiary. The SERP further provides that if Fortis ceases to be the beneficial owner of our Common Stock, then such guarantee will be limited to the actuarially equivalent value of the participant’s SERP benefit immediately following the cessation of its beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, executive officers, and any persons holding more than ten percent of our Common Stock and other equity securities are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the New York Stock Exchange (“NYSE”). They are also required to send copies of these reports to us. Specific dates for filing these reports have been established by the SEC, and we are required to report in this proxy statement any failure of our directors and executive officers to file by the relevant due date any of these reports during 2005.

To our knowledge, based solely on our review of the copies of the reports prepared or received by us, we believe that all such filing requirements were satisfied except: Mr. Carver filed a late Form 4 reporting a transfer of shares to his spouse; Dr. Palms filed a late Form 4 reporting an award of restricted shares; and Messrs. Atkinson, Camacho, Cains, Clayton, Feagin, Haertel, Harper, Helman, Hamm, Lemasters, Owen, Pagano, Peninger, Pollock, Sondej and Yakre and Ms. Greenzang, Ms. Hege and Ms. Silvester filed late Form 4’s reporting a conversion of Stock Appreciation Rights.

CORPORATE GOVERNANCE

General

We amended our Corporate Governance Guidelines on January 13, 2006 and the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) will review those standards periodically to ensure they incorporate recent corporate governance developments and generally meet our corporate governance needs. You may obtain the Corporate Governance Guidelines and the charters of each of the Board’s committees, including the charter of the Nominating Committee, by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York, 10005. The charters of the Board’s committees and the Corporate Governance Guidelines are also attached to this proxy statement.

Corporate Governance Arrangements

Composition of Board of Directors. The current Board of Directors (the “Board”) consists of eleven members and the Nominating Committee is in the process of searching for two directors. Mr. Clayton was appointed Vice Chairman of the Board effective March 17, 2006. He will serve as Vice Chairman until the earlier of the end of 2006 or the appointment of his successor. The Board plans to replace Mr. Clayton with an independent director and not to appoint another Vice Chairman. Mr. Pollock was appointed as a Class II director effective March 17, 2006 and will serve until his successor is duly appointed. Currently, Mr. Baise is the only Fortis designee on the Board. If at any time in the future, Fortis ceases to own more than 5% of our outstanding shares of Common Stock, Fortis will promptly cause any remaining Fortis director designees to resign from our Board of Directors.

Fortis Proxy. If at any time while at least one Fortis director designee remains on our Board of Directors, our Board of Directors, including any Fortis director designee, votes in favor of any of the following actions at any Board meeting at which a quorum is present or by written consent, Fortis will agree to vote its shares of our Common Stock in favor of such action and Fortis has granted the Company an irrevocable proxy coupled with an interest to effect such vote:

•	any recapitalization, reclassification, spin-off or combination of any of our securities or any of those of our significant subsidiaries; or

•	any liquidation, dissolution, winding up or commencement of voluntary bankruptcy, insolvency, liquidation or similar proceedings with respect to us or our subsidiaries.

Director Independence and Presiding Director

The NYSE rules require that we have a majority of independent directors. NYSE rules further provide that no director will qualify as “independent” unless the Board of Directors has affirmatively determined that the director has no material relationship with Assurant and its subsidiaries either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In March 2005, the Nominating Committee and the Board of Directors adopted categorical standards, as described below, to assist in evaluating the independence of Assurant’s directors.

Board of Directors

i. A director who is an employee, or whose immediate family member, as defined in the NYSE rules, is an executive officer of Assurant cannot be independent until three years after the end of the employment relationship.

ii. A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from Assurant, cannot be independent until three years after he or she, or the family member, ceases to receive more than $100,000 per year. Fees for service as a director or committee member, as well as pension or other deferred compensation payments for prior service, provided such payments are not contingent on continued service, are excluded from the calculation of direct compensation.

iii. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Assurant is not independent until three years after the end of the affiliation or the employment or auditing relationship.

iv. A director is not independent if he, she or a member of his or her immediate family is, or in the past three years has been, employed as an executive officer of another company where any of Assurant’s present executives serve on the compensation committee of the other company.

v. A director who is an executive officer or employee of, or whose immediate family member is an executive officer of, another company that makes payments to or receives payments from Assurant for property or services in an amount that in any single fiscal year exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues, is not independent until 3 years after falling below such threshold.

Audit Committee of the Board of Directors

In addition to satisfying the independence standards for directors in general, as set forth above, a director must satisfy the requirements of Rule 10A-3(b)(1) under the Exchange Act in order to serve on the Audit Committee. In order to satisfy the requirements of Rule 10A-3(b)(1):

i. The director must not accept directly or indirectly, as a partner, member, executive officer, or occupant of a similar position in an organization, any consulting, advisory or other compensatory fees from Assurant. This excludes (a) fees for services as a director or committee member, or (b) fixed amounts of compensation received as compensation under a retirement plan, including deferred compensation, for prior service with Assurant, so long as this compensation is not contingent in any way on continued service. Disqualifying fees would include fees for accounting, consulting, legal, investment banking or financial advisory services provided by the director to Assurant.

ii. The director must not be an affiliated person, as defined in the Exchange Act, of Assurant or any of its subsidiaries.

Compensation Committee of the Board of Directors

In addition to satisfying the independence standards for directors in general, as set forth above, a director must satisfy the requirements of Section 16 of the Exchange Act and the rules promulgated thereunder, as well as the requirements of Rule 162(m) under the Internal Revenue Code of 1986, as amended, in order to serve on the Compensation Committee.

It was according to these standards that the Nominating Committee and the Board of Directors undertook its annual review of director independence in March 2006. Based on the review, it was affirmatively determined that Dr. Blendon, Ms. Bronner, Mr. Carver, Mr. Koch, Mr. Mackin, Ms. Mayes and Dr. Palms are independent of Assurant and its management under the criteria established by the Nominating Committee. Therefore, 64% of the members of our current Board of Directors are independent. In addition, it was determined that each member of the Audit Committee and the Compensation Committee are independent of Assurant and its management under the criteria established by the Nominating Committee.

Our Corporate Governance Guidelines, which we have attached to this proxy statement as Appendix A, state that if the Chairman of the Board is an independent director, then the Chairman shall serve as the presiding director. Dr. Palms, the independent Chairman of the Board, is the presiding director. Therefore, the Board of Directors has not needed to affirmatively designate Dr. Palms as presiding director. As presiding director, Dr. Palms chairs the executive sessions of the Board meetings, in which the non-management directors meet. The Board of Directors met in executive session at 7 of its 9 meetings in 2005, including 1 session consisting exclusively of the independent directors.

Communicating with the Presiding Director and the Board of Directors

To contact the presiding director and the other non-management members of the Board of Directors you may write to: Dr. John M. Palms, Chairman of the Board, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, NY 10005 or submit your question or concern via email to the following address: boardchair@assurant.com. Communications are distributed to the Board, or to any individual directors as appropriate. Items that are unrelated to the duties and responsibilities of the Board are sent to the appropriate department of the Company.

Audit Committee Financial Expert

Pursuant to the applicable rules of the SEC, the Board undertook a review of the qualifications and expertise of the Audit Committee members in March 2006. Based on this review, the Board of Directors determined that all three members of the Audit Committee are independent as that term is used in the NYSE rules and Rule 10A-3(b)(1) of the Exchange Act and are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Mr. Carver has been designated as the “audit committee financial expert” and meets the criteria for an “audit committee financial expert” set out in SEC Regulation S-K, Item 401.

Consideration of Stockholder Candidates and Selection Criteria

The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board of Directors at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board of Directors must submit such recommendation to the Corporate Secretary of Assurant. In accordance with our Bylaws, the stockholder must deliver the notice not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the preceding year’s annual meeting. All such recommendations will be forwarded by the Corporate Secretary to the Chairman of the Nominating Committee. A stockholder may also satisfy these notice requirements if the stockholder notifies us of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by us to solicit proxies for our annual meeting. We did not receive any stockholder nominations of persons for election to the Board of Directors in connection with the 2006 Annual Meeting.

All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth as to each director candidate recommended the following: (1) name, age, business address and residence address of the individual proposed to be nominated; (2) the principal occupation or employment of the person during the five-year period preceding the date of the recommendation; (3) the class and number of shares of capital stock of Assurant that are owned beneficially or of record by the individual; and (4) any other information relating to the person that would be required to be included in a proxy statement prepared in connection with the solicitation of proxies for an election of directors pursuant to applicable law and regulations. The information must also include certain information as to the stockholder providing the recommendation, which includes the name and address of the stockholder and the class and number of shares of capital stock of Assurant which are owned beneficially or of record by the stockholder. Each recommendation must be accompanied by the written consent of each individual recommended, which must include a statement that if the individual were to be nominated and elected, the individual would serve as a director of Assurant.

The Nominating Committee will consider prospective nominees for the Board of Directors, whether selected by the Nominating Committee or by the stockholders, based on the need for additional Board members to fill vacancies or to expand the size of the Board. Once the Nominating Committee has identified a prospective nominee, the Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation. The Nominating Committee then evaluates the prospective nominee against the standards and qualifications set forth in our Corporate Governance Guidelines, including relevant experience, industry and financial expertise, integrity, leadership, business judgment and high performance standards.

Code of Ethics

The Assurant Guidelines on Business Conduct—Our Code of Ethics, is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. You may obtain the Assurant Guidelines on Business Conduct by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Fl., New York, NY 10005. We intend to post any amendments to or waivers from our code of ethics that apply to our executive officers or directors at this location on our website.

Board Meetings, Committees and Attendance

Each Board member is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties to Assurant. In addition to attendance at Board and Committee meetings, each member of the Board is expected to attend each of our annual meetings of stockholders. Seven directors attended our 2005 annual meeting of stockholders. The Board of Directors held 9 meetings, in person or by telephone, during 2005.

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and as of December 9, 2005, a Finance and Investment Committee.

The Audit Committee’s purpose, as discussed in detail in the Audit Committee Charter, attached to this proxy statement as Appendix B, is (1) to assist the Board of Directors in its oversight of our quarterly and annual financial statements, our compliance with legal and regulatory requirements, our Independent Registered Public Accounting Firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board of Directors on other matters at their request; and (3) to review and approve reports and other financial information provided by us to our stockholders and others. Currently, the Audit Committee consists of Mr. Carver, Mr. Mackin and Ms. Mayes. The Chairman of the committee is Mr. Carver. The Board of Directors has determined that all three members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act and are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Mr. Carver is the audit committee financial expert and meets the criteria set out in SEC Regulation S-K, Item 401. The Audit Committee held 17 meetings in 2005. Until March 10, 2006, Dr. Palms also served on the Audit Committee.

The Compensation Committee, as discussed in detail in the Compensation Committee Charter, attached to this proxy statement as Appendix C, establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board in the discharge of its responsibilities relating to (1) the fair and competitive compensation of our Chief Executive Officer and our other executives, and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. In addition, the Compensation Committee oversees management’s administration of our executive compensation plans, deferred compensation plan and defined benefit pension plan, and monitors our executive compensation programs. The Compensation Committee currently consists of Ms. Bronner, Mr. Koch and Dr. Palms. The Board of Directors has determined that all three members of the Compensation Committee are independent as that term is defined by the NYSE rules. The Chairperson of the committee is Ms. Bronner. Additionally, each of these directors satisfies the requirements of Section 16 of the Exchange Act as well as the requirements of Rule 162(m) under the Internal Revenue Code of 1986, as amended. The Compensation Committee held 9 meetings in 2005. Until March 10, 2006, Dr. Palms served as Chairman and Ms. Mayes served as a member of the Compensation Committee.

The Nominating and Governance Committee, as discussed in detail in the Nominating and Corporate Governance Committee Charter, attached to this proxy statement as Appendix D, sets guidelines for corporate governance and monitors our governance to assure that we have a “best practices” corporate governance program. Specifically the Nominating Committee reviews and recommends to the Board of Directors, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board and matters relating to the performance, diversity and independence of Board members. The Nominating Committee considers candidates for the Board of Directors suggested by its members and other Board members, with input from the Chief Executive Officer. The Nominating Committee is authorized to and has in the past year retained a third-party executive search firm to identify candidates to be considered by the Nominating Committee for Board membership. The Nominating Committee will consider candidates for the Board that are recommended by our stockholders, as further discussed above under “Corporate Governance—Consideration of Stockholder Candidates and Selection Criteria.” The Nominating Committee oversees and approves the management continuity and succession process. The Nominating Committee also works with our legal department to conduct an annual independence analysis and evaluation of the Board and its committees. The Nominating Committee completed these annual processes in March 2006. The Nominating Committee currently consists of Dr. Blendon, Ms. Mayes, and Dr. Palms, all of whom the Board of Directors has determined to be independent as required and defined by the NYSE. The Chairperson of the Nominating Committee is Ms. Mayes. Until March 10, 2006, Dr. Palms served as Chairman of the Nominating Committee. The Nominating Committee held 7 meetings in 2005. Dr. Blendon attended 69 percent of the aggregate meetings of the Board of Directors and Nominating and Corporate Governance Committee, of which he is a member, during fiscal year 2005.

The Finance and Investment Committee, as discussed in detail in the Finance and Investment Committee Charter, attached to this proxy statement as Appendix E, reviews policies and strategies for achieving the Company’s objectives with regard to financing of the Company’s capital, including issuance and management of debt, common and preferred stock, and such other capital instruments. The Finance Committee also reviews policies and strategies for achieving the Company’s objectives with regard to investing the Company’s assets for investment return, including the purchase, sale and management of bonds, mortgages, investment real estate, and such other investment instruments. The Finance Committee’s responsibilities include recommending to the Board resolutions pertaining to the capital structure of the Company, such as resolutions pertaining to dividends, debt issuance levels and shelf registrations. The Finance Committee consists of Mr. Baise, Mr. Freedman, Mr. Koch, and Mr. Mackin. Mr. Koch is the Chairman of the Finance Committee. The Committee was established in December of 2005 and held meetings in January and March 2006.

The charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance and Investment Committee also are available on our website at www.assurant.com.

Director Compensation

The Assurant Directors Compensation Plan was amended in June 2005 and provides for payment of an annual retainer to non-management directors of $40,000, payable in cash quarterly. Additional annual retainers will be paid to the Chairman of the Board and committee members and Chairpersons as follows: Chairman of the Board: $7,500; Audit Committee: member $10,000, Chairperson $25,000; Compensation Committee: member $3,750, Chairperson $7,500; Corporate Governance and Nominating Committee: member $2,500, Chairperson $5,000; Finance and Investment Committee: member $2,500, Chairperson $5,000. Annual service for this purpose relates to the approximate 12-month periods between annual meetings of our stockholders. A prorated retainer will be paid to any person who becomes a non-employee director other than by election at an annual meeting. The Directors Compensation Plan also provides for the payment of participation fees of $2,000 for each Board or Committee meeting attended and $500 for each Board or Committee conference call, but not more than one fee for meetings or conference calls held on the same day. The Chairman of the Board or Chairperson of a committee may authorize the full meeting fee to be payable with respect to any extended conference call or any other special off-site meeting required as part of a director’s service. The Directors Compensation Plan also provides for reasonable reimbursement of travel expenses in connection with attending meetings of our Board and its Committees, and other Company functions where the director’s attendance is requested by our Chief Executive Officer. A participant may elect to have any cash amounts payable under the Directors Compensation Plan transferred to the Assurant Deferred Compensation Plan.

In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the later of the effective date of the Directors Compensation Plan or the first date he or she becomes a non-employee director, an initial award of (1) shares of our Common Stock having an aggregate fair market value on the grant date equal to $60,000, and (2) stock appreciation rights with respect to that number of shares of Common Stock having an aggregate fair market value on the grant date equal to $60,000. On the day following each annual meeting of our stockholders, beginning with the 2005 Annual Meeting, each non-employee director then in office, other than a director who first became a non-employee director at the stockholders meeting held on the previous day, will receive (1) an award of shares of Common Stock having a fair market value on the date of grant equal to $60,000, and (2) an award of stock appreciation rights with respect to that number of shares of Common Stock having a fair market value on the date of grant equal to $60,000. In no event will a director receive both an initial award and an annual award of shares of Common Stock and stock appreciation rights for the same year of service. The stock appreciation rights granted under the Directors Compensation Plan will have a base value equal to the fair market value of our Common Stock on the date of grant. Upon exercise of a stock appreciation right, a director will receive shares of Common Stock having a fair market value equal to the excess, if any, of the fair market value of one share of our Common Stock on the date of exercise over the base value of the stock appreciation right. Stock appreciation rights granted under the Directors Compensation Plan will be fully vested and exercisable on the date of grant, but the shares of Common Stock issuable upon exercise of the stock appreciation rights and the Common Stock granted under the Directors Compensation Plan may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or subjected to any lien, obligation, or liability of the grantee to any party other than the Company until the earlier of (i) the fifth anniversary of the date of grant or (ii) the non-employee director’s termination as a director of the Company for any reason. To the extent not previously exercised, such stock appreciation rights will be automatically exercised on the earlier of the first anniversary of the grantee’s termination as a director of the Company for any reason or the fifth anniversary of the date of grant.

The Directors Compensation Plan also provides that non-employee directors will be reimbursed for expenses related to financial planning with a firm that is used by the Company in an amount up to $5,000 annually.

In addition to amounts received under the Directors Compensation Plan and in recognition of his outstanding contributions as Chairman of the Board, Dr. Palms received the following annual compensation in 2005: (i) the payment of an annual cash retainer of $67,500; and (ii) an award of shares of Common Stock having a fair market value of $25,000 issued pursuant to the Assurant, Inc. 2004 Long Term Incentive Plan and subject to a five year holding period.

Directors who are employees of the Company or any of its subsidiaries or affiliates, or of Fortis or any of its subsidiaries or affiliates, and directors who are designated by Fortis to serve as directors, are not eligible to participate in the Directors Compensation Plan or to receive payment for service as a director.

On July 19, 1999, Allen Freedman, one of our directors, entered into a Retirement Agreement with us and Fortis relating to the payments and benefits to be provided to Mr. Freedman in connection with his scheduled retirement on July 31, 2000. The agreement provided that as of the date of Mr. Freedman’s retirement on July 31, 2000, Mr. Freedman would be fully vested in all amounts earned under our long term incentive plan. The amounts due to Mr. Freedman under the long term incentive plan could be deferred by Mr. Freedman for a period of five years beyond the later of his retirement as an employee and his departure from our Board of Directors. The deferred amounts due to Mr. Freedman under the long term incentive plan would be put into a trust for the benefit of Mr. Freedman during the deferral period.

On August 1, 2000, we entered into a trust agreement with Wachovia Bank, N.A. for the benefit of Mr. Freedman. The trust was created to carry out the provisions of the Retirement Agreement and to hold assets contributed by us sufficient to fund our obligation to Mr. Freedman under the long term incentive plan. The trust constituted an unfunded arrangement, subject to the claims of our creditors in the event of insolvency. We have deposited into the trust an amount equal to our remaining obligation to Mr. Freedman under the long term incentive plan.

AUDIT COMMITTEE MATTERS

Audit Committee Report

During 2005, the Audit Committee was comprised of Messrs. Carver, Mackin and Palms. Mr. Carver is the Chairman. The purpose of the Audit Committee, as discussed in detail in the Audit Committee Charter, is (1) to assist the Board of Directors in its oversight of (a) the Company’s quarterly and annual financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Independent Registered Public Accounting Firm’s qualifications and independence, and (d) the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board of Directors on other matters at their request; and (3) to prepare this report. The Board of Directors has determined that all three members of the Audit Committee are independent as that term is used in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Mr. Carver is the audit committee financial expert and meets the criteria set out in SEC Regulation S-K, Item 401.

The Audit Committee reviews with PricewaterhouseCoopers LLP, Assurant’s Independent Registered Public Accounting Firm, the annual audited financial statements. The Independent Registered Public Accounting Firm expresses an opinion on (1) the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, (2) management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Form 10-K, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, and (3) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. The Audit Committee also meets with PricewaterhouseCoopers LLP to review the results of their procedures performed with respect to the Company’s quarterly financial statements. The Audit Committee also discusses with Assurant’s internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective audits.

The Audit Committee has discussed the audited consolidated financial statements with PricewaterhouseCoopers LLP and it also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit including the quality of Assurant’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its independence from Assurant as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP. Based on the foregoing, the Audit Committee has determined that PricewaterhouseCoopers LLP is independent with respect to Assurant within the meaning of the federal securities laws and the rules and regulations thereunder and Rule 3600T of the Public Company Accounting Oversight Board (United States), which designates as interim independence standards Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and Standards Nos. 1, 2 and 3 of the Independence Standards Board.

The Audit Committee has reviewed and discussed with management, (1) the audited financial statements of Assurant for the fiscal year ended December 31, 2005, (2) management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Form 10-K, that the Company maintained effective internal control over financial reporting as of December 31, 2005, and (3) PricewaterhouseCoopers LLP’s opinion on management’s assessment on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. In connection with that review, management represented to the Audit Committee that Assurant’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company maintained effective internal control over financial reporting as of December 31, 2005.

Based on the above materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Assurant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The Audit Committee

Howard L. Carver, Chairman

H. Carroll Mackin

John M. Palms, PhD., LHD, D.Sc.

Fees of Principal Accountants

The Audit Committee, in its capacity as a committee of our Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm. The Audit Committee is required to approve all engagements with the Independent Registered Public Accounting Firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chairman, who is currently Mr. Carver, the ability to pre-approve non-audit service engagements with the Independent Registered Public Accounting Firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chairman must then be reported and ratified at the next full Audit Committee meeting.

In approving any non-audit services, the Audit Committee, or Chairman when applicable, considers whether the proposed services are prohibited under current law or regulations. The Audit Committee, or Chairman when applicable, in order to approve the proposed non-audit services, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the Independent Registered Public Accounting Firm relative to their audit opinion given in connection with our financial statements. The Audit Committee also receives assurances from the Independent Registered Public Accounting Firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence relative to their audit opinion regarding Assurant’s financial statements.

The following table sets forth the aggregate fees agreed upon with and/or billed to Assurant for the fiscal years ended December 31, 2005 and 2004 by PricewaterhouseCoopers LLP:

	Fiscal Year Ended December 31, 2005		Fiscal Year Ended December 31, 2004

Description of Fees	Amount	Percentage of Services Approved by Audit Committee	Amount	Percentage of Services Approved by Audit Committee

	(in thousands)

Audit Fees	$16,684	100%	$8,431	100%

Audit-Related Fees	15	100%	1,161	100%

Tax Fees	27	100%	345	100%

All Other Fees	17	100%	19	100%

The nature of the services comprising Audit Fees for the years ended December 31, 2005 and 2004 was for professional services rendered for the audits of our consolidated financial statements, statutory and subsidiary audits, issuance of comfort letters and Sarbanes-Oxley Section 404 compliance. The nature of the services comprising Audit-Related Fees for the years ended December 31, 2005 and 2004 was for due diligence services and advisory services related to the Sarbanes-Oxley Act. The nature of the services comprising Tax Fees for the years ended December 31, 2005 and 2004 was for tax compliance and tax advice. The nature of the fees comprising All Other Fees for the years ended December 31, 2005 and 2004 was primarily for purchases of a software license and transfer pricing study.

PROPOSAL ONE

ELECTION OF DIRECTORS

We currently have eleven directors. Four of our current directors are nominees for re-election as directors at the Annual Meeting to serve until the 2009 annual meeting and until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason or an event the Board of Directors does not anticipate, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board of Directors to replace that nominee.

Director Nominees

The following persons have been nominated to serve as directors of Assurant in Class II:

Charles John Koch, Director. Mr. Koch, age 59, was elected to our Board of Directors in August 2005. Mr. Koch is Vice Chairman of the Board of Citizens Financial Group, and on the Board of Directors of The Royal Bank of Scotland. Mr. Koch was Chairman, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, President and Chief Executive Officer in 1988 and Chairman, President and Chief Executive Officer in 1995. Mr. Koch is currently Chairman of the Board of Directors of the Federal Home Loan Bank of Cincinnati, Chairman of the Board of John Carroll University and a trustee of Case Western Reserve University.

H. Carroll Mackin, Director. Mr. Mackin, age 65, is the former Executive Vice President and Treasurer of the Company, where he served from 1980 until his retirement in 1997. Mr. Mackin has been a member of our Board of Directors since October 1996. Mr. Mackin served as a consultant to the Company in 1979. He was the Company’s fourth employee and initiated many of the Company’s early activities, including consolidating its investment departments and its first treasury function. Before joining the Company, he was Director for Investments at Forstmann, Leff. He is currently principal owner of Great Northern Manufacturing, LLC, a Louisville, Kentucky based manufacturer of specialty nails.

Michele Coleman Mayes, Director. Ms. Mayes, age 56, was elected to our Board of Directors in October 2004. Ms. Mayes currently serves as Senior Vice President, General Counsel for Pitney Bowes Inc. Prior to joining Pitney Bowes in 2003, Ms. Mayes held legal and management positions at Colgate-Palmolive Company, including Vice President-Legal, Assistant Secretary, and Corporate Officer from 2001-2003. Prior to joining Colgate-Palmolive in 1992, Ms. Mayes worked at Unisys Corporation and was Staff Vice President and Associate General Counsel from 1987-1992. Previously, Ms. Mayes served in the United States Department of Justice in the Eastern District of Michigan and New York. Ms. Mayes served as the Chief of the Civil Division for the Eastern District of Michigan. Ms. Mayes is a member of the Boards of Legal Momentum and the Business Council of Southwestern Connecticut.

Robert B. Pollock, President, Chief Executive Officer and Director. Mr. Pollock, age 51, has been serving as a director and as our President and Chief Executive Officer since March 17, 2006. He served as our President and Chief Operating Officer between July 2005 and March 17, 2006. He previously served as Executive Vice President and Chief Financial Officer starting in January 1999. He is also the Chairman of Assurant Solutions. From 1993 to 1999, he served as President and Chief Executive Officer of Assurant Employee Benefits. Mr. Pollock began his career as an actuary at CUNA Mutual Insurance Group in 1974. He then joined the Company as a staff actuary at Assurant Employee Benefits in 1981. In July 1992, Mr. Pollock was appointed Senior Vice President, Group Life and Disability at Assurant Employee Benefits. In July 1993, he was appointed President and Chief Executive Officer of Assurant Employee Benefits. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Pollock was the Chairman of the Disability Insurance Committee for the Health Insurance Association of America (HIAA) for three years.

Vote Required; Board Recommendation

According to our Bylaws, the affirmative vote by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting will be required to elect each of the director nominees.

The Board of Directors recommends that stockholders vote FOR each of the nominees presented above to serve until the 2009 Annual Meeting and until their successors are elected and have qualified. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit our consolidated financial statements for the year ending December 31, 2006. PricewaterhouseCoopers LLP has acted as our Independent Registered Public Accounting Firm since 2000. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at this meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider their appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2006. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

INCORPORATION BY REFERENCE

The Stock Performance Graph, the Compensation Committee Report on Executive Compensation and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these future filings.

OTHER MATTERS

The Board of Directors knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the person named in the enclosed proxy will vote all proxies given to him or her in accordance with his or her best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

The 2005 Annual Report to Stockholders containing the audited consolidated financial statements of Assurant for the year ended December 31, 2005, including the Annual Report on Form 10-K for the year ended December 31, 2005, accompanies this proxy statement.

Stockholders may obtain, without charge, an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. Copies of our Annual Report on Form 10-K are also available, without charge, from our Investor Relations website at http://ir.assurant.com or by dialing 866.888.4219. A list of exhibits is included in the accompanying Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and presented at the 2007 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Assurant, One Chase Manhattan Plaza, 41st Fl., New York, New York, not later than December 28, 2006 to be considered for inclusion in our proxy materials for that meeting.

Stockholders intending to present business at our 2007 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our Bylaws. To bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 8, 2007 and no later than February 7, 2007. If the notice is received before January 8, 2007 or after February 7, 2007, it will be considered untimely and the proxies granted in connection with the 2007 Annual Meeting will have discretionary authority to vote on the proposal.

By Order of the Board of Directors

Katherine Greenzang

Senior Vice President, General

Counsel and Secretary

Dated: April 13, 2006

APPENDIX A

CORPORATE GOVERNANCE GUIDELINES

OF ASSURANT, INC.

I. NYSE Corporate Governance Guidelines

A. Director Qualification Standards

1. Selection of Directors

The Board of Directors (the “Board”) of Assurant, Inc. (hereinafter referred to as the “corporation”) is responsible for nominating directors. In nominating a slate of directors, the Board’s objective, with the recommendation of the Nominating and Corporate Governance Committee, is to select individuals with skills and experience such that they can properly represent the shareholders and provide oversight of the corporation’s management and be of assistance to management in operating the corporation’s business. When evaluating the recommendations of the Nominating and Corporate Governance Committee, the Board should consider whether individual directors possess the following personal characteristics: integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. The Board as a whole should possess all of the following core competencies, with each candidate contributing knowledge, experience and skills in at least one domain: accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision.

2. Independent Directors

To increase the quality of the Board’s oversight and to lessen the possibility of damaging conflicts of interest, the Board shall have a majority of “independent directors”, as defined from time to time by the New York Stock Exchange, Inc. (the “NYSE”), by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the corporation.

3. Board Determination of Independence

No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with the corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the corporation). When making “independence” determinations, the Board shall broadly consider all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the corporation. When assessing the materiality of a director’s relationship with the corporation the Board shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). The Board may adopt categorical standards to assist it in making independence determinations and these categorical standards, as well as whether a director meets the standards, must be disclosed in the corporation’s annual proxy statement.

The following relationships shall be determinative of a director’s independence:

•	A director who is an employee, or whose immediate family member is an executive officer, of the corporation is not independent until three years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the listed corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the corporation is not independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another corporation where any of the listed corporation’s present executives serve on that corporation’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a corporation that makes payments to, or receives payments from, the listed corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other corporation’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

Notwithstanding the foregoing, the following relationships may not disqualify any director or nominee from being considered “independent” and such relationships may be deemed to be an immaterial relationship with the corporation:

•	direct and indirect contributions in any fiscal year by the corporation to a non-profit organization for which a director serves as an executive officer, provided, however, that the corporation must disclose in its annual proxy statement if, within the preceding three years, any such contributions in a single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s gross consolidated revenues;

•	a director’s affiliation as an employee or an executive officer (or an immediate family member’s affiliation as an executive officer) of a company that makes payment to or receives payments from the corporation in an amount in any fiscal year less than $1 million or 2% of the company’s consolidated gross revenues;

In addition, ownership of the corporation’s stock, even a significant amount of stock, is not by itself a bar to an independence finding.

4. Additional “independence” requirements for Audit Committee membership

In addition to meeting the general director independence requirements described in paragraph 3, no director may serve on the Audit Committee of the Board unless such director meets all of the criteria established for audit committee service by each audit committee member by the NYSE, the Securities and Exchange Commission, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, any other law and any other rule or regulation of any other regulatory body or self-regulatory body applicable to the corporation.

5. Additional Director and Chair Qualifications

(a) No director may serve as a director of the corporation if, such director would be 70 years of age or older on the date of election or re-election.

(b) In light of the mandatory retirement policy and the evaluation of director performance, the Board does not believe that term limits are necessary. Term limits could deprive the Board of the contribution of directors who, over time, have developed increasing insight into the corporation and its operation.

(c) No director may simultaneously serve as Chair of the Audit Committee of more than two public companies. No Audit Committee member may simultaneously serve on the audit committees of more than three public companies.

(d) Directors who retire from employment or whose principal position of employment changes should advise the Board of any such retirement or change and volunteer to resign from the Board. This creates an opportunity for the Board, through its Nominating and Corporate Governance Committee, to review the continued appropriateness of Board membership under such circumstances.

(e) The Chairperson of the Board or any committee of the Board must be independent. In addition, no former employee of (i) the corporation or (ii) a current or former affiliate of the corporation may be Chairperson of the Board or any committee of the Board.

6. Disclosure of Independence Determinations

The corporation shall disclose in its annual proxy statement its independence determination, including the basis for determining that a relationship is not material, with respect to each director standing for election and each continuing director. The corporation shall promptly disclose the independence of any director elected by the Board. If the Board has adopted categorical standards for independence determinations, as described in paragraph 3, it may make a general disclosure that the independent directors meet the standards set by the Board without detailing particular aspects of any immaterial relationships between a director and the corporation.

B. Director Responsibilities

1. Board Meetings

Regular meetings of the Board shall be held at least five times per year and special meetings shall be held as required. Without limiting the foregoing, the Board shall meet as frequently as needed for directors to properly discharge their responsibilities. Every effort should be made to schedule meetings sufficiently in advance to ensure maximum attendance at each meeting. All directors are expected to participate, whether telephonically or in person, in all Board meetings, review relevant materials, serve on Board committees (if eligible), and prepare appropriately for meetings and for discussions with management. Accordingly, each director is expected to devote the time and attention necessary to properly discharge his or her responsibilities as director. The type of individual that the corporation seeks as a director may be involved with many other activities, which would add to his/her desirability as a director and which may occasionally cause such director to be unable to attend a Board meeting.

2. Conduct of Meetings

Board meetings shall be run by the Chairman, and shall be conducted in accordance with customary practice in a manner that ensures open communication, meaningful participation and timely resolution of issues. The Chairman shall set the agenda for each meeting together with the Chief Executive Officer. All directors should be given the opportunity to raise items for consideration to be placed on the agenda. Management and any committees of the Board should provide directors with materials concerning matters to be acted upon well in advance of the applicable meeting. Directors should review such materials carefully prior to the applicable meeting.

3. Executive Sessions of Directors

Those directors of the corporation who are not officers of the corporation shall hold regular executive sessions at which management, including the CEO, is not present. These sessions shall occur, at a minimum, prior to each regularly scheduled meeting of the Board. If one or more independent directors is chosen to preside at all executive sessions to be held in the coming year, the corporation shall identify such directors in the corporation’s annual proxy statement. As an alternative, the Board may choose to alternate directors who will lead the executive sessions and establish a procedure (which must be disclosed in the annual proxy statement) by which the presiding director will be selected for each executive session. If the Chairman of the Board is an independent director, then the Chairman shall serve as presiding director. In order that interested parties may be able to make their concerns known to the non-management directors, the corporation shall post a statement on its web site indicating that such parties may contact the non-management directors by writing to the Chairman of the Board at the corporation’s headquarters. In addition, the “independent directors” shall hold at least one executive session a year, which shall include only the “independent directors.”

C. Director Access to Management and Independent Advisors

1. Board Access to Management

Directors shall have complete access to the corporation’s management in order to become and remain informed about the corporation’s business and for such other purposes as may be helpful to the Board in fulfilling its responsibilities. Directors are expected to use judgment to be sure that this contact is not distracting to the business operations of the corporation and that the CEO is appropriately informed of significant contacts between the Board members and management.

The Board encourages management to, from time to time, invite to Board meetings managers who (a) can provide additional insight into the items being discussed because of responsibility for and/or personal involvement in these areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

2. Director Access to Independent Advisors

The Board shall have the autonomy to retain such outside professionals to act as advisors to the Board and/or management as may be deemed necessary or appropriate in the discharge of their duties.

Board committees may wish to hire their own outside counsel, consultants and other professionals to advise them in the discharge of their duties. The parameters for any such retention shall be set forth in the respective committee charters.

3. Funding for Committee Advisors

The corporation shall provide appropriate funding as determined by the Audit Committee, for payment of compensation: (i) to the registered public accounting firm employed by the corporation for the purposes of rendering an audit report or performing other audit, review or attest services for the corporation; and (ii) to any other advisers employed by the Audit Committee. In addition, the corporation shall provide appropriate funding as determined by the Nominating and Corporate Governance Committee and the Compensation Committee, respectively, to any advisers employed by such committees.

D. Director Compensation

1. Compensation Generally

The corporation shall disclose its policy regarding compensation for directors in its annual proxy statement. The Board, with the assistance of the Compensation Committee and any outside advisor as appropriate, shall periodically review director compensation (including additional compensation for committee members) in comparison to corporations that are similarly situated to ensure that such compensation is reasonable, competitive and customary. Directors may be awarded compensation sufficient to compensate them for the time and effort they expend to fulfill their duties.

2. Other Compensation

If a director serves as an officer of or is compensated by a charitable organization and such charitable organization receives contributions from the corporation and/or the Assurant Foundation, such director will report such contributions to the Nominating and Corporate Governance Committee. Contributions made under the corporation’s charitable gift matching program are excluded from such reporting requirement. The Board shall review all consulting contracts with the corporation, or other arrangements that provide other indirect forms of compensation from the corporation to any director or former director.

3. Stock Ownership

As part of a director’s total compensation and to more closely align the interests of directors and the corporation’s shareholders, the Board believes that a meaningful portion of a director’s compensation should be paid in the form of common stock of the corporation.

E. Director Orientation and Continuing Education

The corporation shall establish an orientation program for all newly elected directors in order to ensure that the corporation’s directors are fully informed as to their responsibilities and are able to effectively discharge those responsibilities. The orientation program shall, at a minimum, familiarize new directors with the corporation’s (i) strategic plans, (ii) financial control systems and procedures and any significant financial, accounting and risk-management issues, (iii) compliance programs, including with SEC reporting obligations and NYSE corporate governance listing standards, (iv) code of ethics, conflict policies and other controls, (v) principal officers, (vi) internal and independent auditors and (vii) the corporation’s business. The new directors shall be introduced to such management and other personnel, and representatives of the corporation’s outside legal, accounting and other outside advisors as is appropriate to familiarize them with the resources available to them. Each director shall be required periodically to attend a continuing education program for directors approved by the Nominating and Corporate Governance Committee.

F. Management Succession

The Nominating and Corporate Governance Committee shall establish policies, principles and procedures for the selection of the CEO and his or her successors, including policies regarding succession in the event of an emergency or the retirement of the CEO. The Board, with the assistance of the Nominating and Corporate Governance Committee, shall review annually with the CEO management succession planning and development.

The CEO shall communicate to the Board from time to time the CEO’s successor recommendation should the CEO be unexpectedly disabled.

G. Annual Performance Evaluations

1. Board Evaluation

The Nominating and Corporate Governance Committee coordinates the process of evaluating the performance of the individual directors, Board committees and the Board as a whole. The purpose of this evaluation is to increase the effectiveness of the Board as a whole, and specifically review areas in which the Board and/or management believes a better contribution could be made from the Board. This evaluation shall include an overview of the talent base of the Board as a whole as well as an individual assessment of each outside director’s qualification as independent under the NYSE corporate governance rules and all other applicable laws, rules and regulations regarding director independence; consideration of any changes in a director’s responsibilities that may have occurred since the director was first elected to the Board; and such other factors as may be determined by the Nominating and Corporate Governance Committee to be appropriate for review. Each committee conducts an annual self-evaluation of its performance. The Nominating and Corporate Governance Committee reviews the self-assessments and incorporates the results into its annual assessment of the effectiveness of the full Board. The Nominating and Corporate Governance Committee evaluates the performance of individual directors when their class terms expire and they are considered for reelection. As appropriate, the Board shall then meet in executive session to discuss these assessments.

2. Evaluation of CEO

The Nominating and Corporate Governance Committee shall establish policies, principles and procedures for evaluation of the CEO. The CEO submits an annual self assessment of performance to the Chair of the Nominating and Corporate Governance Committee for review by such Committee. The Compensation Committee reviews data from comparable companies and develops a range of appropriate compensation for the CEO. The Chair of the Nominating and Corporate Governance Committee and the Chair of the Compensation Committee lead the discussion, and the directors evaluate the CEO’s performance and establish the appropriate compensation. The Nominating and Corporate Governance Committee coordinates the Board’s establishment of the CEO’s performance criteria.

H. Financial Reporting

The corporation shall have an internal audit function.

I. Board Committees

1. Number and Independence of Committees

The corporation shall have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each to be comprised of a number of independent directors as set forth in the respective charter for each committee. The corporation shall also have a Finance and Investment Committee. The corporation shall have an Executive Committee, which shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers that may require it, provided that in no case shall the Executive Committee or any other committee act in respect to dividends to shareholders, election of principal officers or the filling of vacancies in the Board of Directors or other committees. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee shall be comprised of all independent directors (as described in paragraph 3, above) within the time period required by the NYSE.

2. Selection of Committee Members

The Board shall select the directors to serve on each committee and its Chair, giving consideration to the independence and other requirements of the NYSE (and any other applicable law or any rule or regulation of any other regulatory body or self-regulatory body applicable to the corporation) and to any recommendations put forth by the Nominating and Corporate Governance Committee.

Because of each committee’s demanding role and responsibilities, and the time commitment attendant to membership on each committee, each prospective committee member, prior to being nominated, should be encouraged to evaluate carefully the existing demands on his or her time before accepting any nomination.

3. Responsibilities

The Board, or the applicable committee pursuant to a Board delegation of authority, shall adopt a charter for such committee in compliance with all applicable rules and regulations. The charters for each of the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee shall include, at a minimum, those responsibilities required to be set forth therein by the rules of the NYSE, by law or by the rules or regulations of any other regulatory body or self-regulatory body applicable to the corporation.

II. Further Corporate Governance Guideline Recommendations

A. Corporate Objective and Mission of the Board of Directors

The Board of Directors represents the shareholders’ interests. As such, the Board shall conduct its business activities so as to enhance corporate profit and shareholder gain. In pursuing this objective, the Board’s role is to select and oversee a well-qualified and ethical CEO and management team to run the corporation on a daily basis.

In addition to fulfilling its obligations for increased shareholder value, the Board has responsibility to the corporation’s customers, employees, suppliers and the communities where it operates. These responsibilities are founded upon the successful perpetuation of the business.

B. Board Size

The Board should determine, with the assistance of the Nominating and Corporate Governance Committee, the appropriate Board size, taking into consideration any parameters set forth in the corporation’s certificate of incorporation and by-laws as well as any contractual agreements, and periodically assess overall Board composition to ensure the most appropriate and effective Board membership mix. The Board should neither be too small to maintain the needed expertise and independence, nor too large to be efficiently functional. If appropriate, the Board should recommend amendments to the corporation’s charter or by-laws in order to provide for a different Board size than may be set forth therein.

C. Positions on Boards of Other Corporations

Directors should notify the Board before accepting a seat on the Board of another business corporation, in order to avoid potential conflicts of interest as well as to help discuss whether the aggregate number of directorships and attendant responsibilities held by a director would interfere with such director’s ability to properly discharge his or her duties.

D. Corporate Spokesperson

The Board believes that management should speak for the corporation. Individual directors may from time to time meet or otherwise communicate with various constituencies that are involved with the corporation, but it is expected that Board members would do this with the knowledge of management and in most cases, at the request of management. Board members shall refer any requests for public comment to the Corporate Marketing and Communications Department.

APPENDIX B

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF ASSURANT, INC.

CHARTER

I. OVERALL PURPOSE / OBJECTIVES

The Audit Committee (the “Committee”) shall:

A. Advise and assist the Board of Directors (the “Board”) of Assurant, Inc. (the “Company”) in fulfilling its responsibility to the stockholders, potential stockholders and investment community with respect to its oversight of:

1. the integrity of the Company’s quarterly and annual financial statements;

2. the Company’s compliance with legal and regulatory requirements;

3. the independent auditor’s qualifications and independence; and

4. the performance and effectiveness of the Company’s internal controls over financial and management information and independent auditors;

B. Ensure that the report required by the Securities and Exchange Commission (“SEC”) rules to be included in the Company’s annual proxy statement is prepared and included; and

C. Review and advise the Board on such other matters as may be delegated to it by the Board.

To perform his or her role effectively, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Company’s business, operations, and risks.

II. AUTHORITY

The Board authorizes the Committee, within the scope of its responsibilities, to:

A. Seek any information it requires from:

1. Any employee (and all employees are directed to co-operate with any request made by the Committee); and

2. External parties;

B. Obtain outside legal or other professional advice;

C. Ensure the attendance of the Company’s officers at its meetings as appropriate; and

D. Appropriate or allocate such funding from the Company as the Committee shall deem necessary for compensation of the independent auditors, for retention by the Committee of legal or professional advisors, or for the discharge of the Committee’s other responsibilities as set forth herein.

III. ORGANIZATION

A. Membership

1. The Committee shall be comprised of at least three directors as determined by the Board, each of whom is determined by the Board to be “independent” under the rules of the New York Stock Exchange, Inc., the Sarbanes-Oxley Act of 2002, and any rules or regulations promulgated by the SEC pursuant thereto. No member of the Committee may serve on the audit committees of more than three public companies, including the Company, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statements;

2. All members should have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be an “audit committee financial expert” as such term is defined by Rule 401(h) of Regulation S-K. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant;

3. No member of the Committee shall receive any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries other than (i) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive, or (ii) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not related in any way to continued service, including any obligation to provide consulting services);

4. Chairperson(s) and other members of the Committee will be appointed by the Board for a period consistent with the Corporate Governance Guidelines. The members of the Committee may be removed, with or without cause, by a majority vote of the Board;

5. Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by the majority vote of the full Committee membership. The Chairperson shall be entitled to cast a vote to resolve any ties. The Chairperson will chair all regular sessions of the Committee and set the agendas for Committee meetings; and

6. The secretary of the Committee will be the Board’s Secretary.

B. Meetings

1. Meetings shall be held not less than four times a year and may be held telephonically. Special meetings may be convened as required. The Chairperson or any member of the Committee may call meetings of the Committee. Internal auditors or the independent auditors may convene a meeting if they consider that it is necessary;

2. A quorum for any meeting will be a majority;

3. The Committee should meet with the independent auditors and management quarterly to review the Company’s financial statements in a manner consistent with that outlined in section IV.B.2 of this Charter;

4. The Committee shall periodically meet separately with each of management, the directors of the internal audit group and the independent auditors to discuss any matters that the Committee or each of the groups believe would be appropriate to discuss privately;

5. The internal and independent auditors should be invited to make presentations to the Committee as appropriate;

6. All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meeting any persons it deems appropriate in order to carry out its responsibilities; and

7. Minutes will be made of all meetings and activities of the Committee.

IV. ROLES AND RESPONSIBILITIES

A. Roles

1. The Committee, in discharging its role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention;

2. The Committee shall be given full access to the Company’s internal audit group, Board, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board; and

3. Notwithstanding the foregoing, the Committee shall not be responsible for certifying the Company’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management.

B. Responsibilities

The Committee shall:

1. Internal Control

a. Discuss with management the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

b. Evaluate whether management is setting the appropriate “control culture” by communicating the importance of internal control and risk management and ensuring that all employees have an understanding of their roles and responsibilities;

c. Evaluate the results of the assessments regarding the quality of internal control by management (Control & Risk Self Assessment) and internal auditors. Gain an understanding of whether internal control recommendations made have been implemented by management; and

d. Discuss with independent auditors any significant matters regarding internal control over financial reporting that have come to their attention during the conduct of their audit.

An adequate system for the management of business and operational risks, security and control of computer systems and applications, and business continuity are highly important in this respect.

2. Financial Reporting

General:

a. In consultation with the independent auditors, management and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. In connection therewith, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all significant alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (iv) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the Company’s management;

b. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, as well as off-balance sheet structures, and understand their impact on the financial statements of the Company;

c. Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) significant consultation, on matters that otherwise are required to be disclosed to the Committee, made with the independent auditor’s national office, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company;

d. Review and discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function;

Annual and quarterly financial statements:

e. Review with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 90;

f. Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance;

g. Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

h. Focus on judgmental areas, for example those involving the setting and the release of provision, the valuation of assets and liabilities; warranty, product or environmental liability; litigation reserves; and other commitments and contingencies;

i. Challenge management for explanations of any identified audit differences not recorded; and

j. Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Company’s By-Laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

3. Internal Audit

a. Review the audit charter, organizational structure and activities of Assurant Audit and ensure no unjustified restrictions or limitations are made;

b. Review the qualifications of internal audit personnel and concur in the appointment, replacement, reassignment or dismissal of the general auditor;

c. Review the effectiveness of the internal audit function;

d. Approve the annual audit plan, scope and audit budget;

e. Meet separately with the internal auditors to discuss any matters that the Committee or auditors believe should be discussed privately;

f. Ensure that significant findings and recommendations made by the internal auditors are received and discussed on a timely basis; and

g. Ensure that management responds to recommendations by the internal auditors.

4. Independent Auditors

a. Retain and terminate independent auditors and approve all audit engagement fees and terms;

b. Inform each registered public accounting firm performing work for the Company that such firm shall report directly to the Committee;

c. Directly oversee the work of any registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work; and

d. Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors, other than “prohibited non-auditing services.”

“Prohibited non-auditing services” are services that Congress, the SEC or the Public Company Accounting Oversight Board prohibits through regulation.

Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent (5%) of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

e. Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(1) At least annually, obtain, discuss, and review a report by the independent auditor describing: the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the auditor’s independence) all relationships between the independent auditor and the Company;

(2) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself; and

(3) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed non-audit services for the Company in each of the five previous fiscal years of the Company.

f. Meet separately with the independent auditors to discuss any matters that the committee or auditors believe should be discussed privately;

g. Ensure that significant findings and recommendations made by the independent auditors are received and discussed on a timely basis; and

h. Ensure that management responds to recommendations by the independent auditors.

5. Compliance with Laws and Regulations

a. Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements;

b. Review the relevant findings of examinations by regulatory agencies;

c. Obtain regular updates from management and Company’s compliance officer(s) regarding compliance matters;

d. Set clear hiring policies for employees or former employees of the independent auditors consistent with law; and

e. Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6. Fraud Deterrence

a. Review and assess the effectiveness of the fraud deterrence program; and

b. Annually review and approve the fraud deterrence plan of activities.

7. Compliance with the Company’s Code of Conduct

a. Ensure that the code of conduct is in writing and that arrangements are made for all employees to be aware of it;

b. Evaluate whether management is setting the appropriate “tone at the top” by communicating the importance of the code of conduct and the guidelines for acceptable behavior;

c. Review the process for monitoring compliance with the code of conduct;

d. Obtain regular updates from management regarding compliance;

e. Obtain regular and no less than annual reports from management regarding the effectiveness of the compliance program as well as the adequacy of resources and personnel for the compliance program; and

f. Participate no less than annually in a compliance and ethics educational awareness session either at Assurant, Inc. or through some other venue.

8. Reporting Responsibilities

a. Ensure that an audit committee report as required by the SEC to be included in the Company’s annual proxy statement is prepared and included;

b. Report regularly to the full Board:

(1) With respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the internal audit function or any matters that may significantly impact the financial condition or affairs of the business;

(2) Following all meetings of the Committee; and

(3) With respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.

The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairperson or any other member of the Committee designated by the Committee to make such report.

9. Other Responsibilities

a. Perform other activities related to this charter as requested by the Board;

b. If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

c. Review and update the charter annually, recommend to the Board any improvement to this charter that the Committee considers necessary or valuable and receive approval of such changes from the Board;

d. Review and evaluate, at least annually, the performance of the Committee and its members, including by reviewing the compliance of the Committee with this charter; and

e. The Committee shall conduct its evaluations and reviews in such manner as it deems appropriate.

APPENDIX C

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF ASSURANT, INC.

CHARTER

I. PURPOSE

The Compensation Committee (the “Committee”) shall:

A. Discharge the responsibilities of the Board of Directors to the stockholders, potential stockholders and investment community with respect to the corporation’s compensation programs and compensation of the corporation’s executives; and

B. Produce an annual report on executive compensation for inclusion in the corporation’s annual proxy statement, in accordance with applicable rules and regulations of the New York Stock Exchange, Inc. (the “NYSE”), Securities and Exchange Commission (the “SEC”) and other regulatory bodies.

II. STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors. Within the time period required by the New York Stock Exchange, Inc. (the “NYSE”) for companies listing in conjunction with their initial public offering, each member of the Committee shall be a director who is determined by the Board of Directors to be “independent” under the rules of the NYSE and shall meet any other standards of independence as prescribed for purposes of any federal securities laws or other laws relating to the duties and responsibilities of the Committee. Additionally, no director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation of Responsibilities

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to (i) a subcommittee of the Committee, or (ii) with regard only to awards under the Company’s incentive or equity-based compensation plans to non-executive officers and employees, to the Company’s Chief Executive Officer, provided that such delegation is narrowly defined to cover a certain incentive or equity-based plan of the Company, and the authority granted is with regard to a specified number or amount of awards.

III. MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. At any meeting of the Committee, the presence of a majority of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of its members present at a meeting at which a quorum is present shall be the act of the Committee. The Committee may also, as necessary or appropriate to address unusual issues that cannot be deferred to a Committee meeting, take action by unanimous written consent of its members. Minutes of all meetings of the Committee shall be kept.

As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the CEO, the corporation’s principal human resources executive, and any other corporate officers, as it deems appropriate. However, the Committee should meet regularly without such officers present, and in all cases such officers shall not be present at meetings at which their performance and compensation are being discussed and determined. All meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV. RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Setting Compensation for Executive Officers and Directors

1. Establish and review the overall compensation philosophy of the corporation.

2. Review and approve corporate goals and objectives relevant to CEO and other executive officers compensation, including annual performance objectives.

3. Evaluate the performance of the CEO and other executive officers in light of these criteria and, based on such evaluation, either as a committee or together with other independent directors (as directed by the Board of Directors), review and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the CEO and other executive officers.

4. Monitor the effectiveness of the compensation plans in terms of supporting both the company’s succession objectives and the motivation and retention of any other executives deemed to be of high potential (those who are seen as succeeding to management board positions within three years). An annual report on succession to management board positions will be provided to the Compensation and Governance committees in September annually. This report will address the performance and capabilities of all incumbents in management board positions and those who are viewed as successors to those positions.

5. In connection with executive compensation programs:

(i) Review and recommend to the full Board of Directors, or approve, new executive compensation programs;

(ii) Review on a periodic basis the operations of the corporation’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);

(iii) Establish and periodically review policies for the administration of executive compensation programs; and

(iv) Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

6. Establish and periodically review policies in the area of senior management perquisites.

7. Consider policies and procedures pertaining to expense accounts of senior executives.

8. Review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the corporation, including consulting arrangements, employment contracts, severance or termination arrangements and loans to employees made or guaranteed by the corporation.

Monitoring Incentive and Equity-Based Compensation Plans

9. Review and make recommendations to the Board of Directors with respect to the corporation’s incentive-compensation plans and equity-based plans, and oversee the activities of the individuals responsible for administering those plans.

10. Review and approve all equity compensation plans of the corporation that are not otherwise subject to the approval of the corporation’s stockholders.

11. Review and make recommendations to the full Board of Directors, or approve, all awards of shares or share options pursuant to the corporation’s equity-based plans.

12. Monitor compliance by executives with the rules and guidelines of the corporation’s equity-based plans.

13. Review and monitor employee pension, profit sharing and benefit plans.

14. Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

Reports

15. Prepare a compensation committee report on executive compensation as required by the SEC to be included in the corporation’s annual proxy statement.

16. Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

17. Maintain minutes or other records of meetings and activities of the Committee.

V. ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

APPENDIX D

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF ASSURANT, INC.

CHARTER

I. PURPOSE

The Nominating and Corporate Governance Committee (the “Committee”) shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by:

A. Identifying individuals qualified to become directors, consistent with criteria approved by the Board of Directors, and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders;

B. Developing and recommending to the Board of Directors a set of corporate governance principles applicable to the corporation;

C. Evaluating annually the performance of each committee of the Board of Directors and recommending to the Board of Directors the creation or elimination of Board standing or special committees and the establishment of membership of such committees;

D. Developing director responsibilities, orientation, and continuing education programs, as necessary or appropriate;

E. Overseeing the evaluation of the Board of Directors and management;

F. Overseeing the management continuity planning process and recommending to the Board of Directors candidates to occupy management positions; and

G. Otherwise taking a leadership role in shaping the corporate governance of the corporation.

II. STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors. Within the time period required by the New York Stock Exchange, Inc. (the “NYSE”) for companies listing in conjunction with their initial public offering, each member of the Committee shall be a director who is determined by the Board of Directors to be “independent” under the rules of the NYSE and shall meet any other standards of independence as prescribed for purposes of any federal securities laws or other laws relating to the duties and responsibilities of the Committee.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

III. MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically. At any meeting of the Committee, the presence of a majority of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of its members present at a meeting at which a quorum is present shall be the act of the Committee. The Committee may also, as necessary or appropriate to address unusual issues that cannot be deferred to a Committee meeting, take action by unanimous written consent of its members. Minutes of all meetings of the Committee shall be kept.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV. RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Board Selection, Composition and Evaluation

1. Establish criteria for the selection of new directors to serve on the Board of Directors.

2. Subject to any pre-existing shareholders’ agreements, identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.

In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

3. Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

4. Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

5. Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

6. Develop and oversee (with the assistance of the Chairman of the Board and Secretary) an orientation program for all newly elected directors and continuing education program for all directors in order to ensure that the directors are fully informed as to their responsibilities and the means at their disposal for the effective discharge of those responsibilities.

7. Oversee evaluation of, at least annually, and as circumstances otherwise dictate, the Board of Directors and management.

Committee Selection, Composition and Evaluation

8. Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

9. Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

10. Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

11. Periodically review the charter, composition and performance of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Corporate Governance

12. Consider the adequacy of the certificate of incorporation and by-laws of the corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders.

13. Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

14. Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Continuity / Succession Planning Process

15. Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Diversity

16. Review the Company’s policy on diversity, evaluate its implementation by the management of the Company, and make recommendations to the Board of Directors regarding the Company’s efforts to promote diversity among directors, officers, employees and contractors.

Reports

17. Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

18. Maintain minutes or other records of meetings and activities of the Committee.

Advisors

19. The Committee shall have the authority to retain outside legal, accounting or other advisors as deemed necessary or appropriate in the performance of its duties, including the authority to approve the fees payable to such advisors and any other terms of retention.

V. ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, periodically, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, periodically, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate. Additionally, the Committee shall evaluate the periodic review process undertaken by the other Board committees and recommend applicable procedures and/or documentation.

APPENDIX E

FINANCE AND INVESTMENT COMMITTEE

OF THE BOARD OF DIRECTORS OF ASSURANT, INC.

CHARTER

I. PURPOSE

The Finance and Investment Committee (the “Committee”) shall, on behalf of the Board of Directors, perform the following duties:

A. Review policies and strategies for achieving Finance objectives, and review outcomes. “Finance” means the financing of the Company’s capital, including issuance and management of debt, common and preferred stock, and such other capital instruments as the Company shall consider or utilize.

B. Review policies and strategies for achieving Investment objectives, and review outcomes. “Investment” means the investing of the Company’s assets for investment return, including the purchase, sale and management of bonds, mortgages, investment real estate, and such other investment instruments as the Company shall consider or utilize.

C. Report to the Board the conclusions of the Committee regarding these matters.

II. STRUCTURE AND OPERATIONS

Composition, Appointment and Removal

The Committee shall be comprised of three or more members of the Board of Directors. The members of the Committee shall be appointed, upon the recommendation of the Nominating and Corporate Governance Committee, by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, as recommended by the Nominating and Corporate Governance Committee, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

III. MEETINGS

The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically. At any meeting of the Committee, the presence of a majority of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of its members present at a meeting at which a quorum is present shall be the act of the Committee. The Committee may also, as necessary or appropriate to address unusual issues that cannot be deferred to a Committee meeting, take action by unanimous written consent of its members. Minutes of all meetings of the Committee shall be kept.

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All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV. RESPONSIBILITIES

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

1. The Committee shall review the finance policies and strategies used by the Company to achieve its objectives, and the performance attained. The Committee shall review and recommend to the Board resolutions pertaining to the capital structure of the Company, including resolutions pertaining to dividends, debt issuance levels and shelf registrations.

2. The Committee shall review the investment policies and strategies used by the Company to achieve its objectives, and the performance attained. The Committee shall review policies and strategies pertinent to all investment activities, including asset/liability management, portfolio credit quality, liquidity, and hedging activities.

3. The Committee shall have the authority to retain outside legal, accounting or other advisors as deemed necessary or appropriate in the performance of its duties, including the authority to approve the fees payable to such advisors and any other terms of retention.

4. The Committee may, in its discretion, form and delegate all or a portion of its authority to subcommittees. The Committee shall report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

5. The Committee shall perform a review and evaluation, periodically, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, periodically, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL				FOR	AGAINST	ABSTAIN

ITEM 1.	ELECTION OF DIRECTORS	☐	☐	ITEM2–	APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		☐	☐	☐

Nominees: 01 H. Carroll Mackin 02 Michele Coleman Mayes 03 Charles John Koch 04 Robert B. Pollock

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

					I PLAN TO ATTEND THE MEETING	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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PROXY

ASSURANT, INC.

Annual Meeting of Stockholders – May 18, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Katherine L. Greenzang and Lesley G. Silvester, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Assurant, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Assurant, Inc. to be held May 18, 2006 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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